Exhibit T3C

Digicel MIDCO Limited
and
DIFL US II LLC
as Issuers,

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB,
AS TRUSTEE

Indenture

Dated as of [issue date], 2023

$[principal amount]
10.50% Senior Notes due 2028

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in this Indenture dated as of [issue date], 2023 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

Trust Indenture Act of 1939 Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.12
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.08, 7.10, 7.14
311(a)	7.03, 7.08, 7.14, 7.15
(b)	7.03, 7.15
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.05
(b)	7.05
(c)	7.05
(d)	7.05
314(a)(1)	4.23
(a)(2)	4.23
(a)(3)	4.23
(a)(4)	4.05
(b)	Not Applicable
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	13.05
(f)	7.02, 13.04
315(a)	7.01, 7.02
(b)	6.01, 7.05
(c)	7.01, 7.02
(d)	7.01, 7.02
(e)	6.11
316(a)(1)	6.04, 6.05
(a)(2)	Not Applicable
(a) (last sentence)	2.09
(b)	6.06, 6.07
(c)	6.15
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	1.05, 13.01, 13.08

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TABLE OF CONTENTS

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Exhibits

Exhibit A	-	Form of Notes
Exhibit B	-	Form of Transfer Certificate for Transfer from Restricted Global Note/IAI Global Note to Regulation S Global Note
Exhibit C	-	Form of Transfer Certificate for Transfer from Regulation S Global Note/IAI Global Note to Restricted Global Note
Exhibit D	-	Form of Transfer Certificate for Transfer from Restricted Global Note/Regulation S Global Note to IAI Global Note, including Form of Certificate from Acquiring Accredited Investor

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INDENTURE dated as of [issue date], 2023 among Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”), DIFL US II LLC, a Delaware limited liability company (“DIFL US II” and together with the Company, the “Issuers”), and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”).

RECITALS OF THE ISSUERS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of their 10.50% Senior Notes due 2028 issued on the date hereof (the “Original Notes”) and any additional Notes (other than the Original Notes and any PIK Notes) (“Additional Notes” and, together with the Original Notes and any PIK Notes, the “Notes”) that may be issued on any other Issue Date (as defined herein). The Issuers have received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuers, and (ii) this Indenture a legal, valid and binding agreement of the Issuers in accordance with the terms of this Indenture.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions.

“Accredited Investor” means an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

“Affiliate” means, with respect to any specified Person:

(a)  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)  any other Person that beneficially owns, directly or indirectly, 5% or more of such specified Person’s Voting Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any Disposition, other than the following Dispositions:

(a)  Dispositions of assets with a Fair Market Value not exceeding $10.0 million (in the case of any individual transaction or series of related transactions) or $15.0 million (in the aggregate per fiscal year for all such Dispositions);

(b)  (i) any Disposition (including any issuance or sale of Capital Stock) by a Subsidiary of the Company to the Company, (ii) any Disposition (including any issuance or sale of Capital Stock) by a Subsidiary of the Company to another Subsidiary of the Company and (iii) so long as no Event of Default has occurred and is continuing as of the time thereof, or would result therefrom, any Disposition (other than an issuance or sale of Capital Stock) by the Company to any Subsidiary; provided that, since the Issue Date, the aggregate amount thereof, together with the aggregate amount of all Investments in any Subsidiary made by the Company, does not exceed $25.0 million in aggregate;

(c)  Dispositions of inventory, equipment or other assets in the ordinary course of business (including on an intercompany basis);

(d)  (i) Dispositions of surplus, obsolete, used or worn out property or other property that, in the good faith judgment of the Company, is (1) no longer useful in its business (or in the business of any Subsidiary of the Company), or (2) otherwise economically impracticable to maintain, and (ii) Dispositions or consignments of equipment, inventory or other assets (including leasehold or licensed interests in real property) with respect to facilities that are temporarily not in use and, in the good faith judgment of the Company, are not expected to be useful in its business, or are held for sale, or closed;

(e)  Dispositions of cash and/or Cash Equivalents or other assets that were cash and/or Cash Equivalents when the relevant original Investment was made;

(f)  Dispositions that constitute Investments that are Permitted Investments (other than under clause (j) of the definition of “Permitted Investments”), Permitted Liens, and Restricted Payments permitted by Section 4.08(c) (other than Section 4.08(c)(ix));

(g)  any Disposition of property if, but solely to the extent that, (1) the property subject to such Disposition is exchanged for credit against the purchase price of similar replacement property, and such replacement property is purchased (or a binding commitment with respect thereto is entered into) on or about the same time as such Disposition is consummated, or (2) the proceeds of the relevant Disposition are promptly applied to the purchase price of similar replacement property; provided that, if the property being Disposed of is owned by an Issuer, the replacement property shall also be owned by an Issuer;

(h)  Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, buy/sell arrangements between Joint Venture or similar parties set forth in the relevant Joint Venture arrangements and/or similar binding arrangements;

(i)  Dispositions of (x) notes receivable or accounts receivable to any Person (other than any affiliate of the Company) in the ordinary course of business (including any discount and/or forgiveness thereof), or in connection with the collection or compromise thereof, and (y) notes receivable, accounts receivable and related assets to any Person pursuant to any Permitted Receivables Financing; provided that, in the case of clause (i)(y), (A) the aggregate Fair Market Value of all property and assets Disposed of pursuant to a Permitted Receivables Financing shall not exceed $50.0 million in any fiscal year, and (B) no Event of Default shall have occurred and be continuing as of the time of such Disposition, or would result therefrom;

(j)  Dispositions and/or terminations of leases, subleases, licenses, sublicenses or cross-licenses (including the provision of software under any open source license), the Dispositions or terminations of which (1) do not materially interfere with the business of the Company and its Subsidiaries, or (2) relate to closed facilities or the discontinuation of any product line;

(k)  any termination of any lease, sublease, license or sub-license in the ordinary course of business, (1) any expiration of any option agreement in respect of real or personal property and (2) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(l)  any issuance of Capital Stock by a Subsidiary to the Company, to another Subsidiary, or to a minority shareholder, in each case, if and to the extent required by applicable law or the terms of any license or concession binding on such Subsidiary and entered into in good faith and in the ordinary course of business;

(m)  exchanges or swaps, including transactions covered by Section 1031 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for Fair Market Value (as determined by the Company in good faith) for like property or assets;

(n)  (i) licensing and cross-licensing (including sub-licensing) arrangements involving any technology, intellectual property or intellectual property rights (“IP Rights”) of the Company or any Subsidiary in the ordinary course of business, (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations (or applications for issuances or registrations) of IP Rights, in each case, which, in the good faith determination of the Company, are not material to the conduct of the business of the Company or its Subsidiaries, or are no longer economical to maintain in light of its use, and (iii) Dispositions of any technology, intellectual property or other IP Rights of the Company or any Subsidiary involving their customers in the ordinary course of business;

(o)  Dispositions of contract and license rights, development rights, leases and market data made in connection with the initial development of a telecommunications business and prior to the commencement of commercial operation of such telecommunications business, in each case, for reasonably equivalent value;

(p)  Disposition of assets (except Material IP) made in good faith and for purposes of charitable contributions or similar gifts, if and to the extent such assets are not material to the ability of the Company or any Subsidiary to conduct its business in the ordinary course;

(q)  Dispositions made to comply with any order or other directive of any governmental authority or any applicable law;

(r)  issuances by the Company and its Subsidiaries of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law;

(s)  Dispositions pursuant to any netting arrangement of accounts receivable between or among the Company and its Subsidiaries, or among Subsidiaries of the Company, in each case, made in the ordinary course of business; and

(t)  Dispositions to any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 4.08(c); provided that any Disposition made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 4.08(c).

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and deposit accounts.

“Banking Services Obligations” means any and all obligations of the Issuers, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under any arrangement between the Issuers and a counterparty that is (or is an Affiliate of) the administrative agent under the Senior Credit Facility, any lender or any arranger under the Senior Credit Facility at the time such arrangement is entered into, in each case, in connection with Banking Services, in each case, that has been designated in writing to the Trustee by the Company as being Banking Services Obligations for purposes of this Indenture.

“Bankruptcy Code” means 11 U.S.C. Section 101 et seq. and any legislation enacted supplementing or replacing the same.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, moratorium, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, (i) bankruptcy law of Bermuda or (ii) the Bankruptcy Code.

“Below-Minimum Liquidity Condition” means, with respect to the mandatory redemption of the Exit Preferred Shares, that the Company and its Subsidiaries have less than Minimum Consolidated Liquidity within six months after giving effect to a proposed redemption, as determined in good faith by the board of directors of DHL.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with IFRS, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that, for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with IFRS.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation or company), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Debt convertible into or exchangeable for any of the foregoing.

“Cash” or “cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with IFRS.

“Cash Cap Condition” means the condition that the aggregate amount of cash redemptions in respect of and cash payments to redeem the Exit Preferred Shares has not exceeded the amount equal to the Exit Preferred Shares Offering Amount, and without giving effect to any amendment or modification to the terms of the Exit Preferred Shares after the Issue Date.

“Cash Equivalents” means any of the following, to the extent owned by the Company or any of its Subsidiaries and having a maturity of not greater than 90 days from the date of acquisition by the Company or any of its Subsidiaries: (a) readily marketable direct obligations of the U.S. government or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the U.S. government, (b) insured certificates of deposit of, or time deposits with, any commercial bank that (i) is a lender under a Senior Credit Facility or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1.0 billion; (c) commercial paper in an aggregate amount of no more than $1.0 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, and (d) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition; provided that bank deposits and short term investments in the local currency of any Subsidiary shall qualify as Cash Equivalents so long as the aggregate amount thereof does not exceed the amount reasonably estimated by the Company as being necessary to finance the operations, including capital expenditures, of such Subsidiary for the succeeding 90 days.

The term “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by the Company and its Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (d) and in this paragraph.

“Change of Control” means the occurrence of any of the following events:

(a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but without giving effect to the Shareholders Agreement), other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting or economic power or interests of the Company’s (or of any direct or indirect parent of the Company’s) outstanding Capital Stock (on a fully diluted basis), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, and (ii) any underwriter in connection with any equity offering; or

(b)  any change of control or similar event occurs and is not waived under the New DIFL Secured Notes, the Senior Credit Facility or any other Debt with a principal amount of at least $50.0 million under which an Issuer is an obligor.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company, and (2) (a) the direct or indirect holders of the Capital Stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of the Company’s Capital Stock (or the Capital Stock of any Parent Company of the Company, if applicable) immediately prior to that transaction, or (b) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but without giving effect to the Shareholders Agreement), other than a Permitted Holder, is or becomes the beneficial owner of 35% or more of the voting or economic power or interests of the Capital Stock of such ultimate parent holding company.

“CoC Steps Plan” means the steps plan agreed to in principle on June 27, 2023 by the supporting lenders party to the Restructuring Support Agreement in connection with certain change of control, antitrust and foreign investment filings, notifications, communications, and correspondence to occur in connection with the restructuring transactions contemplated by the Restructuring Support Agreement, as may be amended from time to time in accordance with the terms of the Restructuring Support Agreement.

“Clearstream” means Clearstream Banking, société anonyme.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Adjusted EBITDA” for any period means the Consolidated Net Income of the Company and its Subsidiaries for such period, (a) plus the sum of (i) Consolidated Interest Expense of the Company and its Subsidiaries for such period (including any PIK Interest excluded from the definition of Consolidated Interest Expense), (ii) Consolidated Tax Expense of the Company and its Subsidiaries for such period, (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Subsidiaries for such period, (iv) any other non-cash items reducing Consolidated Net Income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period required to be made by IFRS), (v) charges or expenses related to any stock option plan or employee benefit plan required to be made pursuant to IFRS, (vi) to the extent not included in Consolidated Net Income, any proceeds of business interruption insurance received by the Company and its Subsidiaries for such period, (vii) any non-cash losses, charges or transitional adjustments (to the extent deducted in determining Consolidated Net Income) resulting from the application of International Accounting Standard 29 – “Financial Reporting in Hyperinflationary Economies”, (viii) to the extent reasonably identifiable and factually supportable, the amount of any fees, expenses or charges incurred in connection with the Transactions, including, without limitation, restructuring costs and change-of-control costs incurred in connection with the Transactions, and (ix) unless relating to the Transactions (including, restructuring costs and change-of-control costs incurred in connection with the Transactions), the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements (including the entry into material contracts or arrangements) and initiatives and synergies (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by the Company in good faith to be reasonably anticipated to be realizable within 18 months of the date thereof (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated Adjusted EBITDA, as so projected, until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Company); and provided, further, that the aggregate amount that may be added back to the Consolidated Net Income of the Company pursuant to this clause (ix) shall not exceed 15% of Consolidated Adjusted EBITDA for any trailing four fiscal quarter period, as calculated prior to giving effect to any such add-back, and (b) minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

“Consolidated Interest Expense” means, for any period, the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Subsidiaries for such period calculated on a consolidated basis in accordance with IFRS, (a) excluding the amortization of deferred financing costs and PIK Interest on the Notes or on other Debt issued in the Transactions and (b) including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of debt discounts; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements; and (iv) accrued Disqualified Capital Stock dividends, whether or not declared or paid.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis (before minority interests) in accordance with IFRS; provided that there shall be excluded therefrom (without duplication) (a) the net income (or loss) of any Person acquired by the Company or its Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries by such Person during such period, (c) gains or losses on dispositions by the Company or its Subsidiaries other than in the ordinary course of business, (d) all extraordinary or non-recurring gains and extraordinary or non-recurring losses, (e) the cumulative effect of changes in accounting principles, (f) gains or losses resulting from fluctuations in currency exchange rates (whether realized or unrealized) and (g) the tax effect of any of the items described in clauses (a) through (f) above.

“Consolidated Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt secured by a Lien on any asset (excluding any Debt related to, or as arising under, any license or lease agreement (determined in accordance with IFRS)) as of such date, to (b) Lease Adjusted EBITDA, excluding any amounts resulting from addbacks for proceeds of Exit Preferred Shares, for the Test Period then ended or as otherwise specified where the term “Consolidated Secured Leverage Ratio” is used in this Indenture, in each case for a Person and its Subsidiaries.

“Consolidated Tax Expense” means, for any period with respect to any Relevant Taxing Jurisdiction, the provision for all national, local and foreign federal, state or other income taxes of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with IFRS.

“Consolidated Total Assets” means, as to any Person, at any date, all amounts that would, in conformity with IFRS, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date; provided that any calculation or determination of the Consolidated Total Assets of the Company (including together with its Subsidiaries) shall be made on an unconsolidated basis and shall exclude goodwill and other intangible assets, and any intra-group items.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all Debt of the type described in clauses (a), (b), (c) and (d) of the definition thereof (including, for this purpose, a payment or disbursement made by a bank pursuant to a letter of credit that have not been reimbursed within five Business Days but excluding, for the avoidance of doubt, undrawn letters of credit), in each case, of such Person and, without duplication, all guarantees of such Debt of other Persons by such Person; provided that “Consolidated Total Debt” shall be calculated to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801, Attn: Global Capital Markets, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Facility” or “Credit Facilities” means, one or more debt facilities or indentures, as the case may be, (including the Senior Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, letters of credit or other forms of guarantees and assurances or other credit facilities or extensions of credit, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time and, for the avoidance of doubt, includes any agreement extending the maturity of, refinancing or restructuring all or any portion of the indebtedness under such agreements or any successor agreements.

“Current Assets” means, at any date, all assets of the Company and its Subsidiaries which under IFRS would be classified as current assets (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Company and/or any Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Debt, (iv) the current portion of current and deferred taxes and (v) assets held for sale or pension assets).

“Current Liabilities” means, at any date, all liabilities of the Company and its Subsidiaries which under IFRS would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposures, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Debt, (v) the current portion of current and deferred taxes, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Company and/or any Subsidiary, (ix) the current portion of any Capital Lease, (x) any liabilities recorded in connection with stock based awards, partnership interest based awards, awards of profits interests, deferred compensation awards and similar initiative based compensation awards or arrangements and (xi) the current portion of any other long term liability for borrowed money.

“Debt” means, with respect to any Person, without duplication:

(a)  all indebtedness of such Person for borrowed money;

(b)  that portion of obligations with respect to Capital Leases of such Person to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(c)  all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(d)  any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet of such Person (excluding the footnotes thereto) in accordance with IFRS and (B) has not been paid within 30 days after becoming due and payable following expiration of any dispute resolution mechanics set forth in the applicable agreement governing the applicable transaction, (x) accrued expenses and trade accounts payable in the ordinary course of business (including on an intercompany basis) and (y) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument;

(e)  all Debt of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Debt secured thereby has been assumed by such Person or is non-recourse to the credit of such Person;

(f)  the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)  the guarantee by such Person of the Debt of another;

(h)  all obligations of such Person in respect of any Disqualified Capital Stock and all obligations of such Person’s Subsidiaries in respect of Preferred Stock;

(i)  all net obligations of such Person in respect of any Derivative Transaction, including any hedge agreements, whether or not entered into for hedging or speculative purposes; and

(j)  all obligations of such Person in respect of, or any exposure under, any Synthetic Transaction;

provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Debt” for any calculation of the Total Leverage Ratio, Consolidated Secured Leverage Ratio or any other financial ratio under this Indenture, (ii) the amount of Debt of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Debt and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith, and (iii) in no event shall the term “Debt” include (A) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business that are not more than 90 days past due, (B) liabilities in respect of performance bonds or surety bonds provided by the Company or any Subsidiary in the ordinary course of business, to the extent such bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the bond, (C) anything accounted for as an operating lease in accordance with IFRS as of the Issue Date or (D) any pension obligation of the Company or any Subsidiary.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, except to the extent such Person’s liability for such Debt is otherwise limited.

The principal amount of any non-interest bearing Debt or other discount security constituting Debt at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with IFRS.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument or negotiable certificate of deposit (within the meaning of the UCC).

“Depository” or “DTC” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuers, which Person must be a clearing agency registered under the Exchange Act.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency swap or currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Company or its Subsidiaries shall constitute a Derivative Transaction.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Subsidiary in connection with any Asset Sale that is designated as Designated Non-Cash Consideration by the Company (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“DGHL” means Digicel Group Holdings Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

“DHL” means Digicel Holdings (Bermuda) Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

“DHL Subordinated Intercompany Loan” means one or more unsecured loans made by DHL from time to time, as lender, to DIHL or DIFL, as borrower, as required by the terms of the Exit Preferred Shares, which loans (i) are subordinated in right of payment to the Notes and the Senior Credit Facility, (ii) do not bear interest or original issue discount or other fees, and (iii) do not mature or require any cash payments in respect of principal prior to the Maturity of the Notes except on the terms set forth in the bye-laws of DHL, the Certificate of Designation of Series A Convertible Preferred Shares dated [•], 2023 and Certificate of Designation of Series B Convertible Preferred Shares dated [•], 2023 relating to the Exit Preferred Shares in effect on the Issue Date.

“DIFL” means Digicel International Finance Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

“DIHL” means Digicel Intermediate Holdings Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

“Disposition” or “Dispose” means any sale, lease, sale and lease-back (including any Sale and Lease-Back Transaction), sublease, or other disposition, transfer or conveyance of any property or asset of any Person (including any issuance or sale of Capital Stock or other equity interests).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Maturity of the Notes at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Maturity of the Notes at the time such Capital Stock is issued shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Maturity of the Notes at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Maturity of the Notes at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following such Maturity of the Notes at the time such Capital Stock is issued shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Maturity of the Notes at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Qualifying IPO or any Asset Sale occurring prior to 91 days following the Maturity of the Notes at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Maturity of the Notes.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Company or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Company (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“DL” means Digicel Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

“DOB True-Up” means upon consummation of a scheme of arrangement as contemplated by the Restructuring Support Agreement, an amount equal to the difference, if any, between (x) the aggregate amount of proceeds received by DGHL under the share purchase agreement dated October 24, 2021 associated with such contingent value rights distribution and (y) the aggregate amount required to be paid to DOB on account of such contingent value rights as contemplated in the Restructuring Support Agreement, to be distributed to DOB as and when contingent value rights are received by the Company, DL and/or DHL, as applicable.

“Dollar Equivalent” means, at any date of determination, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to any amount denominated any currency other than dollars, the equivalent amount thereof in dollars as determined by the Company at such time on the basis of the Spot Rate in effect on such date for the purchase of dollars with such currency.

“dollars” means the lawful currency of the United States of America.

“euro” or “€” means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Joint Venture” means any Joint Venture in existence on the Issue Date.

“Exit Preferred Shares” means the Series A convertible preferred shares and Series B convertible preferred shares issued by DHL on or about the Issue Date under its amended bye-laws, the terms and conditions of which are set forth in the bye-laws of DHL, the Certificate of Designation of Series A Convertible Preferred Shares dated [•], 2023 and the Certificate of Designation of Series B Convertible Preferred Shares dated [•], 2023.

“Exit Preferred Shares Offering Amount” means [•][1].

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company’s board of directors.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.

“Foreign Working Capital Facility” means (i) a working capital credit facility expected to be entered into by Digicel (Trinidad & Tobago) Ltd., as borrower following the expected refinancing of the working capital facility by and between RBC Royal Bank (Trinidad and Tobago) Limited, as lender, and Digicel Limited, as borrower and (ii) any other working capital credit facility entered into by a Subsidiary in the ordinary course of business organized under the laws of a jurisdiction other than the United States; provided that, the Debt thereunder shall not be guaranteed by the Issuers.

“Funded Debt” means Debt created, assumed or guaranteed by a Person for money borrowed. For the avoidance of doubt, Funded Debt specifically (x) includes all Debt and obligations of such Person with respect to Credit Facilities, or evidenced by bonds, debentures, notes or similar instruments, or any other similar obligation upon which interest charges are customarily paid, but (y) excludes current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, and Debt of the type described in Sections 4.06(b)(ii), (iii), (iv), (v), (vi), (vii), (x) and (xix).

“Future DPL Sale Proceeds” means all Cash and Cash Equivalents (including, but not limited to, pursuant to the earn-out provisions and escrow arrangements) paid to DGHL at any time on or after May 28, 2023 pursuant to the terms of that certain share purchase agreement, dated October 24, 2021, entered into between BidCo (S) Pte. Ltd., Telstra Corporation Limited and the Company, relating to the purchase and sale of Digicel Pacific Limited.

“Group” shall have the meaning used in Section 13(d) and 14(d) of the Exchange Act, without giving effect to the Shareholders Agreement.

“guarantees” means, as applied to any Debt or other obligation,

(a)  a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(b)  except for the purposes of Section 4.15, an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the mortgage, charge or pledge of assets and the payment of amounts drawn down under letters of credit;

1 [NTD: to be the amount (not more than $110 million) of the Exit Preferred Shares to be issued in the Transactions.]

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Indenture (other than such obligations with respect to Debt). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Haiti Hotel” means that certain hotel in Port-au-Prince, Haiti owned by Turgeau Developments S.A., a Subsidiary of DIHL.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books. Notwithstanding anything to the contrary in this Indenture, solely for purposes of determining whether any notice, direction, action to be taken or consent to be given under this Indenture is authorized, provided or given (as the case may be) by holders of a sufficient aggregate principal amount of Notes, an owner of a beneficial interest in a Global Note shall be treated as a holder, and the Trustee shall reasonably accept evidence of such beneficial interest provided by such owner. This shall be (i) in the form of “screenshots”, position listings, periodic statements or other reasonable or customary electronic or other written evidence of such owner’s position from DTC participants and (ii) confirmed in writing (which may be electronic) by such beneficial owners as of any such date of determination.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Company (a) that does not have assets in excess of 2.5% of Consolidated Total Assets of the Company and its Subsidiaries and (b) that does not contribute Consolidated Adjusted EBITDA in excess of 2.5% of the Consolidated Adjusted EBITDA of the Company and its Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted EBITDA, in each case, of the Company and its Subsidiaries as of the last day of the most recently ended Test Period.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment” means (a) any purchase or other acquisition by the Company or any of its Subsidiaries of any of the securities of any other Person, (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (i) Denis O’Brien and any Permitted Transferee of Denis O’Brien and (ii) the Other Investors.

“Issue Date” means the date the Notes are initially issued.

“Issuers” means the parties named as such in this Indenture until a successor replaces them and, thereafter, means the successors.

“Issuer Order” means a written order signed in the name of the Issuers by any Person authorized by a resolution of the board of directors of the Issuers.

“Joint Venture” means, with respect to any Person, any other Person in which such Person owns Capital Stock (but which is not a Wholly-Owned Subsidiary of such Person), and including, for the avoidance of doubt, any other Person in which such Person owns less than a 100% interest; provided that a Person shall only constitute a Joint Venture of the Company or any Subsidiary thereof for purposes of this Indenture if (a) any Capital Stock therein that is not owned by the Company or any Subsidiary thereof shall be owned by a Person that is not an affiliate of the Company, and (b) the organizational or joint venture documents of such Joint Venture shall, in the case of any Joint Venture that exists on the Issue Date, be in the form in effect on the Issue Date (as may be amended in accordance with the terms thereof, to the extent not adverse to the interests of the Holders).

“Lease Adjusted EBITDA” means Consolidated Adjusted EBITDA, excluding any amounts resulting from addbacks for, (x) any interest expense relating to or arising under any license or lease agreement(s) (determined in accordance with IFRS), (y) cash principal or capital payments related to any lease agreement (determined in accordance with IFRS), or (z) cash principal or capital payments relating to any license agreement (determined in accordance with IFRS), unless otherwise included as a deduction in the definition of Consolidated Adjusted EBITDA.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Madiacom Facility” means that certain credit facility by and among Madiacom, a simplified joint stock company regulated under the laws of France, having its registered office at Immeuble Sodacom quartier Bois Rouge, 97224, Ducos, registered under number 880041397 (“Madiacom”) and the lenders party thereto, as in effect as of the Issue Date and as the same may be amended from time to time.

“Material IP” means intellectual property registered in any jurisdiction that is material to the business of the Company and its Subsidiaries, taken as a whole (as reasonably determined by the Issuers in good faith).

“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Minimum Consolidated Liquidity” means, as of any date of determination, a minimum of $100.0 million in unrestricted Cash and Cash Equivalents held by the Issuers and their Subsidiaries, on a consolidated basis.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Proceeds” means (a) with respect to any Disposition, the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar taxes and the Company’s good faith estimate of income taxes paid or payable (including pursuant to tax sharing arrangements or that are or would be imposed on intercompany distributions with such proceeds) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with IFRS against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt which is secured by the asset sold in such Asset Sale and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Debt that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Company or any of its Subsidiaries) from the sale price for such Disposition, and (v) in the case of any Disposition by any non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to any minority interest and not available for distribution to or for the account of the Company or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Debt or Capital Stock, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“New DIFL Guarantors” means each guarantor of the Debt under the Senior Credit Facility.

“New DIFL Secured Notes” means the 9.00% Senior Secured First Lien Notes due 2027 to be issued by DIHL, DIFL and DIFL US LLC on the Issue Date.

“Notes Obligations” means all Debt and other obligations of the Issuers under or with respect to the Notes and the Notes Documents.

“Notes Documents” means this Indenture and the Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt (including interest, fees, and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the obligor of such Debt, whether or not a claim for such post-petition interest, fees, or expenses is allowed or allowable in such proceedings).

“Officer’s Certificate” means a certificate signed by a director or an officer of the Issuers or a Surviving Entity, as the case may be, and delivered to the Trustee; each such Officer’s Certificate shall comply with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof.

“Opinion of Counsel” means a written opinion from external legal counsel reasonably acceptable to the Trustee or other applicable recipient(s) of such opinion; each such Opinion of Counsel shall comply with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof.

“Other Investors” means each of PGIM, Inc., Contrarian Capital Management, L.L.C. and GoldenTree Asset Management LP., which as of the applicable time of determination, beneficially owns or controls (whether directly or indirectly, including through or in the aggregate with one or more of its affiliates or related funds) 15% or more (on a fully diluted basis) of (x) the voting power/interests in the Capital Stock of DHL or any other direct/indirect parent of the Company, or (y) the economic power/interests in the common Capital Stock of DHL or any other direct/indirect parent of the Company, together with its affiliates and related funds.

“Parent Company” means any other Person, or group of Persons that are Affiliates of the Company of which the Company is an indirect Subsidiary.

“Pari Passu Debt” means any Funded Debt of the Issuers that ranks equally in right of payment with the Notes. The Notes (including any Notes issued as payment in kind thereon) shall not be deemed Pari Passu Debt hereunder.

“Permitted Debt” has the meaning set forth in Section 4.06.

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant Voting Stock beneficially owned by the group.

“Permitted Investments” means any of the following:

(a)  Cash or Investments that were Cash Equivalents at the time made;

(b)  Investments by:

(i)  [reserved];

(ii)  any Subsidiary that is not an Issuer in (x) either Issuer or any Subsidiary, or (y) any other Person, if as a result of such Investment such other Person becomes a Subsidiary, or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, an Issuer or a Subsidiary; and

(iii)  either Issuer in (x) any Subsidiary that is not an Issuer, or (y) any other Person, if as a result of such Investment such other Person becomes a Subsidiary, or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, a Subsidiary;

(c)  any payments or other transactions pursuant to a tax sharing agreement between the Company and any other Person with which the Company files or filed a consolidated tax return or with which the Company is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(d)  Investments in any Similar Business in an aggregate outstanding amount not to exceed $75.0 million per fiscal year (provided that 50% of any unused amount shall be carried forward to subsequent fiscal years (and which carried over amounts shall be deemed first applied in any subsequent fiscal year)); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) on a pro forma basis for such Investment, tested, at the option of the Company, on either (x) the date of the applicable Investment, or (y) the date of entry into the definitive documentation with respect to the applicable Investment, the Company has Minimum Consolidated Liquidity (provided that if the Company has Minimum Consolidated Liquidity as of the date of entry into definitive documentation with respect to such Investment, it shall also be deemed to have had Minimum Consolidated Liquidity as of the date of the applicable Investment);

(e)  [reserved];

(f)  (i) Investments existing on, or contractually committed to as of, the Issue Date and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted under this Indenture;

(g)  Investments received in lieu of cash in connection with any Asset Sale permitted by Section 4.09, or any other Disposition of assets not constituting an Asset Sale (other than pursuant to clause (f) of the definition of “Asset Sale”);

(h)  [reserved];

(i)  Investments consisting of rebates and extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)  Investments consisting of (or resulting from) Debt permitted under Section 4.06 (other than Debt permitted under Sections 4.06(b)(ii) and (viii)), including Debt in the form of guarantees of Debt of the Company or any Parent Company incurred in accordance with Section 4.06, Permitted Liens, Restricted Payments permitted under Section 4.08 (other than Section 4.08(c)(ix)) and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions but permitted by Section 4.09;

(k)  Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, sponsors, licensors, sublicensors, licensees and sublicensees;

(l)  (i) Investments consisting of stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of debts, and (ii) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(m)  loans and advances (or guarantees of third party loans) to directors, officers or employees of the Company or any Subsidiary made in the ordinary course of business and consistent with the Company’s past practices or past practices of its Subsidiaries, as the case may be, in an amount outstanding not to exceed at any one time $1.0 million;

(n)  [reserved];

(o)  (i) Investments of any Subsidiary acquired after the Issue Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Company or any Subsidiary after the Issue Date, in each case as part of an Investment otherwise permitted under this Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted under this Indenture;

(p)  [reserved];

(q)  Investments made after the Issue Date by the Company and/or any of its Subsidiaries, in an aggregate amount at any time outstanding not to exceed $75.0 million; plus the amount of any net cash proceeds of contributions in respect of Qualified Capital Stock of the Company received by the Company not more than 30 days prior to the applicable Investment;

(r)  [reserved];

(s)  (i) guarantees of leases or subleases (in each case other than Capital Leases) or of other obligations not constituting Debt and (ii) guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Company and/or its Subsidiaries, in each case, in the ordinary course of business;

(t)  Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 4.08(c) (other than Section 4.08(c)(ix)); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 4.08;

(u)  [reserved];

(v)  expenses or advances in the ordinary course of the Company’s or any Subsidiary’s business to cover payroll, travel, entertainment, moving, other relocation and similar matters that are expected at the time of such advances to be treated as expenses of the Company or any Subsidiary in accordance with IFRS;

(w)  Investments arising under or in connection with any Derivative Transaction of the type permitted under Section 4.06(b)(xvi);

(x)  [reserved];

(y)  Investments made in Joint Ventures as required by, or made pursuant to, buy/sell arrangements between the Joint Venture parties set forth in Joint Venture agreements and similar binding arrangements in effect on the Issue Date or entered into after the Issue Date in the ordinary course of business;

(z)  unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(aa) Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company of the Company, the Company, its Subsidiaries and/or any Joint Venture;

(bb) [reserved];

(cc) the conversion to Qualified Capital Stock of any Debt owed by the Company or any Subsidiary and permitted under Section 4.06.

(dd) Investments by Unigestion Holding, S.A. in Turgeau Developments S.A. for the purposes of funding service, utility, operational and other similar fees and expenses in respect of the Haiti Hotel; provided that the aggregate amount of such Investments does not exceed $4.0 million in any fiscal year;

(ee) Investments consisting of earnest money deposits required in connection with purchase agreements or other acquisitions or Investments that are Permitted Investments and any other pledges or deposits permitted by Section 4.07;

(ff) pro rata Investments in cash in (i) loans under the Senior Credit Facility, (ii) New DIFL Secured Notes and (iii) the Notes;

(gg)  guarantees of obligations of the Company or any Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Company to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; and

(hh) Investments in Madiacom representing required capital contributions that pursuant to the terms of the Joint Venture agreement (as in effect on the Issue Date); provided that (i) the aggregate amount of Investments made pursuant to this clause (hh) may not exceed (A) per fiscal year, the lesser of (x) $25.0 million and (y) the pro rata share of the amount of actual capital expenditures (based on the Company’s and its Subsidiaries equity ownership of Madiacom required by Madiacom in the particular fiscal year), and (B) $40.0 million in the aggregate since the Issue Date and (ii) no Specified Event of Default exists and is continuing or would result from such Investment (other than with respect to an Immaterial Subsidiary).

“Permitted Liens” means the following types of Liens:

(a)  Liens securing Debt incurred pursuant to Section 4.06(b)(i) or Section 4.06(b)(ix)(B);

(b)  Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves in accordance with IFRS shall have been set aside;

(c)  statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of the Company’s or any Subsidiary’s business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s Liens or bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(d)  Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (A) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Company and its Subsidiaries or (B) leases or licenses of property otherwise permitted under this Indenture and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)  zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of- way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects and incurred in the ordinary course of business that do not in the aggregate interfere with in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole;

(f)  Liens (i) solely on any Cash (or Cash Equivalent) earnest money deposits (including as part of any escrow arrangement) made by the Company and/or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted under this Indenture (or to secure letters of credit, bank guarantees or similar instruments posted in respect thereof) or (ii) consisting of (A) an agreement to dispose of any property in a Disposition permitted under Section 4.09 and/or (B) the pledge of Cash or Cash Equivalents as part of an escrow or similar arrangement required in any Disposition permitted under Section 4.09;

(g)  precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable requirements of law relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business and/or (ii) the sale of accounts receivable in the ordinary course of business for which a UCC financing statement or similar financing statement under applicable requirements of law is required;

(h)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods arising in the ordinary course of the Company’s or any Subsidiary’s business;

(i)  Liens in connection with any zoning, building or similar requirement of law or right reserved to or vested in any governmental authority to control or regulate the use of any dimensions of real property or any structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(j)  Liens securing Debt permitted pursuant to clause (n) below in this definition (solely with respect to the permitted refinancing, refunding or replacement of Debt permitted pursuant to Section 4.06(b)(i), (iii), (ix), (xi) and (xii)); provided that no such Lien extends to any asset not covered by the Lien securing the Debt that is being refinanced (it being understood that such refinancings, refundings or replacements of individual financings of the type permitted under Section 4.06(b)(xi) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(k)  Liens existing on the Issue Date after giving effect to the Transactions (and any modification, replacement, refinancing, renewal or extension thereof), other than Liens incurred pursuant to clauses (a) and (gg) of this definition of Permitted Liens; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Debt permitted under Section 4.06 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 4.06(b)(xi) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Debt, is permitted by Section 4.06;

(l)  Liens arising out of Sale and Lease-Back Transactions permitted under Section 4.14; provided that such Liens attach only to the property sold and being leased in such transaction, and any accessions and additions thereto or proceeds and products thereof and related property;

(m)  Liens securing Capital Leases and purchase money Debt permitted pursuant to Section 4.06(b)(xi); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Debt and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 4.06(b)(xi) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(n)  Liens securing Debt permitted pursuant to Section 4.06(b)(xii) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon, it being understood that individual financings of the type permitted under Section 4.06(b)(xi) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock;

(o)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any Subsidiary arising in the ordinary course of the Company’s or any Subsidiary’s business, including rights of offset and set-off;

(p)  (i) Liens on assets of Subsidiaries to secure trade and operational Debt (other than Funded Debt) arising in the ordinary course of business, (ii) Liens on local currency cash deposits of borrowers under a permitted Foreign Working Capital Facility to secure obligations thereunder, and (iii) involuntary Liens arising out of operation of law;

(q)  Liens securing obligations (other than obligations representing Debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and/or its Subsidiaries;

(r)  Liens securing any Foreign Working Capital Facilities permitted pursuant to Section 4.06(b)(xxiii); provided that such Liens may only be pledged over assets of a borrower that incurred such Debt in respect of Foreign Working Capital Facilities;

(s)  other Liens on assets securing Debt or other obligations of the Company and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $50.0 million; provided that such Liens may not secure Funded Debt;

(t)  Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(u)  the rights reserved or vested in any Person (including any governmental authority) by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(v)   Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 4.06(b)(iv), (v), (vii) and (xix);

(w)  Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property and bailee arrangements in the ordinary course of business and permitted by under this Indenture or (ii) by operation of law under Article 2 of the UCC (or any similar applicable law of any jurisdiction);

(x)  Liens in favor of the Issuer or any Subsidiary;

(y)  Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z)  Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(aa) Liens securing (i) obligations under hedge agreements between any Issuer or any Subsidiary and any other Person in connection with any Derivative Transaction of the type described in Section 4.06(b)(xvi) and/or (ii) obligations of the type described in Section 4.06(b)(vi);

(bb) (i) Liens on Capital Stock of Joint Ventures securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(cc) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Debt;

(dd) undetermined or inchoate Liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, or which relate to obligations not due or payable or if due, the validity of such Liens are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with IFRS;

(ee)  with respect to any Subsidiary, Liens and privileges arising mandatorily by any requirement of law; provided that such Liens and privileges extend only to the assets or Capital Stock of such Subsidiary;

(ff) Liens arising solely in connection with rights of dissenting equity holders pursuant to any requirement of law in respect of any acquisition or other similar Investment;

(gg) Liens securing the New DIFL Secured Notes issued on the Issue Date, and any additional New DIFL Secured Notes issued as payment in kind thereon after the Issue Date;

(hh) Liens on notes receivable, accounts receivable and related assets and the equity interests of any Subsidiary of the Company, in each case, securing any Permitted Receivables Financing; and

(ii)  Liens on assets of Subsidiaries securing Debt of Subsidiaries.

“Permitted Receivables Financing” means any securitization, any receivables facility, or any financing of notes receivable, accounts receivable and other rights to payment and the proceeds thereof, as the case may be, in each case, entered into by the Company or any of its Subsidiaries with a third party (other than DOB) on a non-recourse basis (except for (i) recourse to any assets owned by the Company or any such Subsidiary underlying such financing, so long as the aggregate principal amount shall not exceed $50.0 million in any fiscal year, (ii) any Standard Securitization Undertakings, and (iii) an unsecured parent guarantee by the Person that is the direct parent of the borrower under such financing), on arms’ length terms and in good faith; provided that (a) the aggregate principal amount of Debt outstanding at any time thereunder shall not exceed $50.0 million, and (b) no Event of Default shall have occurred and be continuing as of the time of effectiveness of such Permitted Receivables Financing, or would result therefrom.

“Permitted Transferee” means, with respect to Person, (i) such Person’s spouse or children (natural or adopted), any trust for Person’s benefit or the benefit of his spouse or children (natural or adopted), or any corporation, limited liability company or partnership, a majority of the direct and beneficial equity ownership of which is held by such Person or one or more of the foregoing, but only so long as such Person shall retain ultimate control over the transferred assets; and (ii) the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such Person’s assets.

“Person” means any natural person, company, corporation, limited liability company, trust, Joint Venture, association, company, partnership, governmental authority or any other entity.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

“pro forma basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets (including component definitions thereof) that each Subject Transaction shall be deemed to have occurred as of the first day of the Test Period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Cash Equivalents in connection with an acquisition of a Person, business line, unit, division or product line), as of the last day of the Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a)  (i) in the case of any Disposition of all or substantially all of the Capital Stock of any Subsidiary or any division and/or product line of the Company or any Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made, and (ii) in the case of any acquisition permitted by this Indenture or Permitted Investment in a Subsidiary as described in the definition of “Subject Transaction,” income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA;”

(b)  any retirement or repayment of Debt (other than normal fluctuations in revolving Debt incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

(c)  any Debt incurred by the Company or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Debt at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Debt), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate determined by a responsible officer of the Company in good faith to be the rate of interest implicit in such obligation in accordance with IFRS and (z) interest on any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Company; and

(d)  the acquisition of any assets (including cash and Cash Equivalents) included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Company or any of its Subsidiaries, or the Disposition of any assets (including cash and Cash Equivalents) included in calculating Consolidated Total Assets shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

“Proxy Statement” means the proxy solicitation statement, dated as of August 21, 2023, with respect to the Bermuda schemes of arrangement related to the Transactions.

“Public Company Costs” means charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and in each case, any similar requirement of law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means any transaction or series of related transactions that results in any of the common Capital Stock of any Issuer or any Parent Company being publicly traded on any U.S. national securities exchange or any analogous exchange or any recognized securities exchange in Canada, the United Kingdom or any country in the European Union.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuers as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be, with respect to making a rating of the Notes.

“Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Replacement Assets” means properties and assets that replace the properties and assets that were the subject of an Asset Sale or properties and assets that will be used or useful in the Company’s business or in that of the Subsidiaries, including Investments but excluding Cash and Cash Equivalents.

“Restructuring Support Agreement” means that certain restructuring support agreement, dated as of June 27, 2023 by and among DL, DHL, DIHL, DIFL, DIFL US Finance LLC, the supporting lenders party thereto and DOB.

“Restricted Debt” means (i) the DHL Subordinated Intercompany Loan and (ii) any other debt of any direct or indirect parent of the Company.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Facility” means that certain first lien credit agreement to be dated on or about the Issue Date by and among DIHL, DIFL, DIFL US LLC, a Delaware limited liability company, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, as may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time, together with any related agreements or documents (including any security documents and guarantee agreements), as any such agreement or document may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time.

“Senior Debt” means any Funded Debt of any Subsidiary of the Company.

“Services Agreement” means the services agreement to be entered into by and among DIHL, certain of its Subsidiaries and Mr. Denis O’Brien on or about the Issue Date, as contemplated by the Restructuring Support Agreement as in effect as of the Issue Date, or as modified in accordance with the terms thereof (so long as such modification is not adverse to the Holders).

“Shareholders Agreement” means that certain shareholders agreement, dated as of the Issue Date, among DHL and the shareholders party thereto.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Article I Rule 1-02(w) under Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture (provided that clause (3) thereof shall be read as if all references to income from continuing operations before income taxes are instead to Consolidated Adjusted EBITDA). For the avoidance of doubt, DIFL US II shall be considered a Significant Subsidiary.

“Similar Business” means any Person the majority of the revenues of which are derived from those material lines of business engaged in by the Company or any Subsidiary on the Issue Date and reasonably related, similar, incidental, complementary, ancillary, corollary, synergistic or related businesses.

“Specified Event of Default” means, with respect to an Issuer, an Event of Default under Sections 6.01(a)(i), (ii), (vii) and (viii).

“Specified Intercompany Loans” means intercompany loans owing at any time by DGHL to DL and/or to one or more of DL’s Subsidiaries, and any intercompany receivables, rights and/or claims that DL or any of its Subsidiaries have or may have at any time in respect of any Future DPL Sale Proceeds or any remaining assets DGHL, and/or against DGHL, and includes the Specified Intercompany Loans referred to (and as defined) in Annex IV to the Proxy Statement under the heading “Description of the Exit Preferred Shares.”

“Spot Rate” means, on any day, with respect to any currency in relation to Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on the date two (2) Business Days prior to such date on the Bloomberg Foreign Exchange Rates & World Currencies Page for such currency. In the event that such rate does not appear on the applicable Bloomberg Foreign Exchange Rates & World Currencies Page, the Spot Rate shall be calculated by reference to such other publicly available service for displaying exchange rates as may be determined by the Company; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, the Company may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Standard Securitization Undertakings” means all representations, warranties, covenants, pledges, transfers, purchases, dispositions, guaranties and indemnities (including repurchase obligations in the event of a breach of representation and warranty) and other undertakings made or provided, and servicing obligations undertaken, by any Issuer or any of their respective Subsidiaries that the Issuers have determined in good faith to be customary in connection with a Permitted Receivables Financing.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subject Transaction” means, with respect to any Test Period, (a) any acquisition, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Subsidiary which serves to maintain or increase the Company’s or any Subsidiary’s respective equity ownership in such Subsidiary or (y) any Existing Joint Venture for the purpose of maintaining or increasing the Company’s or its relevant Subsidiary’s ownership interest in such Existing Joint Venture), in each case that is permitted by this Indenture, (b) any Disposition of all or substantially all of the assets or Capital Stock of a Subsidiary (or any business unit, line of business or division of the Company or a Subsidiary) not prohibited by this Indenture, (c) any incurrence or repayment of Debt (other than revolving Debt) and/or (d) any other event that by the terms of this Indenture requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Debt” means Debt of the Issuers that is subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “Subsidiary” shall mean any direct or indirect Subsidiary of the Company.

“Synthetic Transaction” means any securitization, receivables facility or any receivables financing, factoring transaction, or any other synthetic or off-balance-sheet financing transaction, including any Permitted Receivables Financing.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 4.23 have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery (or required delivery) of financial statements under Section 4.23, “Test Period” means the period of four consecutive fiscal quarters most recently ended for which financial statements of the Company and its Subsidiaries are available.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of such date to (b) Consolidated Adjusted EBITDA for the Test Period or as otherwise specified where the term “Total Leverage Ratio” is used in this Indenture, in each case for the Company and its Subsidiaries.

“Transactions” means the consummation of the transactions contemplated by the Restructuring Support Agreement, including, without limitation, (a) the issuance of the New DIFL Secured Notes on the Issue Date, (b) the issuance of the Notes, (c) the issuance of common shares of DHL and (d) the issuance of Exit Preferred Shares in connection with certain scheme of arrangements pursuant to section 99 of the Companies Act 1981 of Bermuda.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Trust Officer” means, when used with respect to the Trustee, any director or vice president in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“UCC” means, as applicable to the jurisdiction in determination, (i) the Uniform Commercial Code, as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests, or (ii) any statute, code or law of any other state, country or jurisdiction (including, without limitation, Bermuda and any other jurisdiction applicable to either Issuer or any of their respective direct or indirect Subsidiaries, or any of the respective assets of any of the foregoing), to the extent such statute, code or law governs or set forth any rules, regulations or procedures relating to the creation or perfection of security interests in such jurisdiction.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt; provided that the effect of any prepayment made in respect of such Debt shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by applicable law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.   Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.12(a)
“Additional Notes”	Recitals
“Authorized Agent”	13.09
“Cash Transaction”	7.03(a)
“Change of Control Offer”	4.11(a)
“Change of Control Purchase Date”	4.11(a)
“Change of Control Purchase Price”	4.11(a)
“Covenant Defeasance”	8.03
“Debt Repayment Amount”	4.08(c)(xxv)
“Debt Repayment Offer”	4.08(c)(xxv)
“Defaulted Interest”	2.12
“DOB”	4.08(c)(ii)(D)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.09(b)
“Excess Proceeds Offer”	4.09(c)
“Executed Documentation”	13.16

“Financial Reports”	4.23(b)
“Fixed Amounts”	1.03(e)
“Global Notes”	2.01(c)
“IAI Global Note”	2.01(b)
“IFRS”	1.04(ii)
“Increased Amount”	4.07
“Incurrence-Based Amounts”	1.03(e)
“Initial Default”	6.02(e)
“Initial Lien”	4.07
“Legal Defeasance”	8.02
“Notes”	Recitals
“Original Notes”	Recitals
“Participants”	2.01(b)
“Paying Agent”	2.03
“PIK Interest”	4.01(b)
“PIK Notes”	4.01(b)
“PIK Payment”	4.01(b)
“Redeemed Pari Passu Restricted Debt Amount”	4.08(c)(xxv)
“Refinancing Debt”	4.06(b)(xiv)
“Refunding Capital Stock”	4.08(c)(viii)
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Reinvestment Cap”	4.09(b)
“Relevant Taxing Jurisdiction”	4.12(a)
“Restricted Amount”	4.22(c)
“Restricted Global Note”	2.01(b)
“Restricted Payment”	4.08(a)
“Sale and Lease-Back Transaction”	4.14
“Security Register”	2.03
“Self-Liquidating Paper”	7.03(b)
“Surviving Entity”	5.01(a)(i)
“Tax Group”	4.08(c)(xv)
“Taxes”	4.12(a)
“Transfer Agent”	2.03
“Treasury Capital Stock”	4.08(c)(viii)

SECTION 1.03.   Certain Calculations; Limited Condition Transactions; Terms Generally.

(a)   Notwithstanding anything to the contrary in this Indenture, but subject to Section 1.03(b) through (g), all financial ratios and tests (including the Total Leverage Ratio, the Consolidated Secured Leverage Ratio and the amount of Consolidated Total Assets, Consolidated Net Income, Consolidated Adjusted EBITDA, Consolidated Total Debt and Lease Adjusted EBITDA) contained in this Indenture that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a pro forma basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Subsidiaries since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a pro forma basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of Cash and Cash Equivalents), as of the last day of such Test Period).

(b)   Notwithstanding anything to the contrary set forth above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases (including leases that are classified as “Financing Leases” for purposes of IFRS) in conformity with IFRS on May

25, 2017 shall be considered Capital Leases, and all calculations and deliverables under this Indenture (other than financial statements provided pursuant to Section 4.23) shall be made or delivered, as applicable, in accordance therewith.

(c)   For purposes of determining the permissibility of any action, change, transaction or event that by the terms of this Indenture requires a calculation of any financial ratio or financial test (including the Total Leverage Ratio, the Consolidated Secured Leverage Ratio and the amount of Consolidated Total Assets, Consolidated Net Income, Consolidated Adjusted EBITDA, Consolidated Total Debt and Lease Adjusted EBITDA), subject to the succeeding paragraph, such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or financial test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(d)   Notwithstanding anything to the contrary in this Indenture (including in connection with any calculation made on a pro forma basis), if the terms of this Indenture require (i) compliance with any financial ratio or financial test (including, without limitation any Minimum Consolidated Liquidity test, any Consolidated Secured Leverage Ratio test, and/or any Total Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Total Assets, Consolidated Adjusted EBITDA or Lease Adjusted EBITDA, (ii) the absence of a Default or Event of Default (or any type of default or event of default) or (iii) compliance with any basket, as a condition to (A) the consummation of any transaction (including in connection with any acquisition or similar Investment or the assumption or incurrence of Debt) and/or (B) the making of any Restricted Payment the determination of whether the relevant condition is satisfied may be made, at the election of the Company, (1) in the case of any acquisition or similar Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the letter of intent or the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment and (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment, in each case, after giving effect to the relevant acquisition and/or Restricted Payment or other transaction on a pro forma basis (including, in each case, giving effect to the relevant transaction, any relevant Debt (including the intended use of proceeds thereof) and, at the election of the Company, giving pro forma effect to other prospective “limited conditionality” acquisitions or similar Investments for which definitive agreements have been executed), and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such election is made.

(e)   Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Consolidated Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Consolidated Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

(f)   For purposes of determining compliance at any time with Sections 4.06, 4.07, 4.08 and 4.09, in the event that any Debt, Lien, Investment or Disposition, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 4.06, 4.07, 4.08 or 4.09, it is understood and agreed that any Debt, Lien, Restricted Payment, Investment and/or Disposition need not be permitted solely by reference to one category of permitted Debt, Lien, Restricted Payment, Investment and/or Disposition under Sections 4.06, 4.07, 4.08 and 4.09, but may instead be permitted in part under any combination thereof. No Debt or Lien incurred and permitted pursuant to a particular clause or category of a covenant or definition may be reclassified at any time into any other clause of this Indenture.

(g)   For purposes of any determination under the covenants described (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) with respect to the amount of any Debt, Lien, Restricted Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Indenture (any of the foregoing, a “relevant transaction”), in a currency other than Dollars, (i) the Dollar Equivalent amount of a relevant transaction in a currency other than Dollars shall be calculated based on the Spot Rate on the date of such relevant transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Debt, shall be deemed to be on the date first committed); provided that if any Debt is incurred (and, if applicable, associated Lien granted) to refinance or replace other Debt denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Debt (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Debt being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus other customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 4.06 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any relevant transaction so long as such relevant transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 4.23 for the relevant Test Period (and will, with respect to any Debt, reflect the currency translation effects, determined in accordance with IFRS, of any hedge agreements permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Debt).

SECTION 1.04.   Rules of Construction. Unless the context otherwise requires:

(i)   a term has the meaning assigned to it;

(ii)   an accounting term not otherwise defined has the meaning assigned to it in accordance with International Financial Reporting Standards (“IFRS”);

(iii)   “or” is not exclusive;

(iv)   “including” or “include” means including or include without limitation;

(v)   words in the singular include the plural and words in the plural include the singular;

(vi)   unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

(vii)   the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(viii)   references to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment; and

(ix)   references to a Person shall include its successors and assigns.

SECTION 1.05.   Trust Indenture Act.

(a)   Incorporation by Reference. This Indenture, the Notes and each supplemental indenture are or will be, as applicable, subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture, the Notes and each supplemental indenture. The following Trust Indenture Act terms have the following meanings:

(i)   “indenture securities” means the Notes;

(ii)   “indenture security holder” means a Holder;

(iii)   “indenture to be qualified” means this Indenture; and

(iv)   “indenture trustee” or “institutional trustee” means the Trustee.

All other terms used in this Indenture, the Notes or in any supplemental indenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act, as applicable.

(b)   Trust Indenture Act Controls. If and to the extent that any provision of this Indenture, any supplemental indenture or of the Notes limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, any supplemental indenture or the Notes, the Trust Indenture Act provision shall control (and notwithstanding any provisions of this Indenture, any supplemental indenture or the Notes to the contrary).

ARTICLE Two

THE NOTES

SECTION 2.01.   The Notes.

(a)   Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by-law, the rules of any securities exchange agreements to which the Issuers are subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuers. The Issuers shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in fully registered form, without coupons, and only in minimum denominations of $1.00 in principal amount and any integral multiples of $1.00 in excess thereof.

(b)   Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository, and registered in the name of the Depository or its nominee, as the case may be, for credit to an account of DTC or members of, or participants and account holders in DTC (“Participants”) (or, in the case of the Regulation S Global Notes, of Euroclear and Clearstream), duly executed by the Issuers and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository, and registered in the name of the Depository or its nominee, as the case may be, for credit to an account of DTC or Participants, duly executed by the Issuers and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided.

Notes transferred to Accredited Investors shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “IAI Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository, and registered in the name of the Depository or its nominee, as the case may be, for credit to an account of DTC or Participants, duly executed by the Issuers and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the IAI Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the IAI Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold to the Issuers or any Subsidiary of the Issuers shall be issued in the form of certificated notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such certificated notes shall be issued as set forth in Section 2.10(b). Such Notes may be transferred to interests in a Global Note upon transfer of such Note to someone other than the Issuers or a Subsidiary permitted hereby.

(c)   Book-Entry Provisions. This Section 2.01(c) shall apply to the IAI Global Note, Regulation S Global Note and the Restricted Global Note (together, the “Global Notes”) deposited with or on behalf of the Depository.

Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee or any custodian of the Depository or under such Global Note, and the Depository or its nominee may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

SECTION 2.02.   Execution and Authentication. An authorized member of each Issuer’s board of directors or an executive officer of each Issuer shall sign the Notes on behalf of the Issuers by manual or facsimile signature.

If an authorized member of an Issuer’s board of directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Upon receipt of an Issuer Order, the Issuers shall execute and the Trustee shall authenticate (a) Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $[principal amount], (b)

Additional Notes, from time to time and (c) PIK Notes as provided in Section 4.01. Any issuance of Additional Notes other than PIK Notes shall be subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 4.06. Any issue of Additional Notes other than PIK Notes that is to utilize the same ISIN or CUSIP number as a Note already issued hereunder shall be effected in a manner and under circumstances whereby the Additional Notes are fungible with the Original Notes for U.S. federal income tax purposes. Otherwise the Additional Notes will have a separate CUSIP or ISIN number.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar Transfer Agent or Paying Agent to deal with the Issuers or an Affiliate of the Issuers.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

SECTION 2.03.   Registrar, Transfer Agent and Paying Agent. The Issuers shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuers in respect of the Notes may be served. The Issuers may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuers shall maintain a Transfer Agent and Paying Agent in New York, New York. The Issuers may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents. An Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuers nor any of their Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09 and 4.11.

The Issuers hereby appoint the office of Wilmington Savings Fund Society, FSB in New York, New York located at the address set forth in Section 13.02(a) as Paying Agent in New York, New York and as Registrar.

Subject to any applicable laws and regulations, the Issuers shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuers shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuers shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

SECTION 2.04.   Paying Agent To Hold Money in Trust. Not later than 11:00 a.m. Eastern time on each due date of the principal, premium, if any, and interest on any Notes, the Issuers shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If an Issuer or any Affiliate of the Issuers acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

SECTION 2.05.   Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at stated intervals of not more than six months and no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders as of a date not more than 15 days prior to the time such list is furnished, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.06.   Transfer and Exchange.

(a)   Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Section 2.10, 3.08 or 9.05) or in accordance with an Excess Proceeds Offer pursuant to Section 4.09 or a Change of Control Offer pursuant to Section 4.11, not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuers nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)   Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(a), Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i)   Except for transfers or exchanges made in accordance with any of clauses (ii), (iii) or (iv) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)   Restricted Global Note/IAI Global Note to Regulation S Global Note. If the Holder of a beneficial interest in the Restricted Global Note or IAI Global Note at any time wishes to exchange its interest in such Restricted Global Note or IAI Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note or IAI Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of the Depository. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note or IAI Global Note, as the case may be, in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note or IAI Global Note, as the case may be, and the Depository shall increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

(iii)   Regulation S Global Note/IAI Global Note to Restricted Global Note. If the Holder of a beneficial interest in the Regulation S Global Note or IAI Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the rules and procedures of the Depository. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note or IAI Global Note, as the case may be, in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Issuers or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note or IAI Global Note, as the case may be, and increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.

(iv)   Restricted Global Note/Regulation S Global Note to IAI Global Note. If the Holder of a beneficial interest in the Restricted Global Note or Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the IAI Global Note, such transfer may be effected only in accordance with this clause (iv) and the rules and procedures of the Depository. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the IAI Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note or Regulation S Global Note, as the case may be, in such specified principal amount, and (B) a certificate in the form of Exhibit D attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and providing the certifications, certificates and legal opinion, if applicable, set forth in Exhibit D, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note or Regulation S Global Note, as the case may be, and increase or cause to be increased the principal amount of the IAI Global Note by the aggregate principal amount of the interest in the Restricted Global Note or Regulation S Global Note to be exchanged or transferred.

(c)   If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted Notes legends and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuers such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuers, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuers, shall authenticate and deliver Notes that do not bear the legend.

(d)   The Trustee shall have no responsibility for any actions taken or not taken by the Depository, Euroclear or Clearstream, as the case may be.

SECTION 2.07.   Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuers and any requirement of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note shall be an additional obligation of the Issuers.

SECTION 2.08.   Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuers or an Affiliate of any of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.   Notes Held by Issuer.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuers or any of their Subsidiaries shall be disregarded and treated as if they were not outstanding, and the Issuers shall deliver to the Trustee an Officer’s Certificate certifying ownership of the Notes by the Issuers and Subsidiaries of the Issuers upon Trustee request in connection with any such direction, waiver or consent or any such amendment, modification or other change to this Indenture. For the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which the Issuers so designate are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to the Notes and that the pledgee is not an Issuer or a Subsidiary of an Issuer. To the extent permitted by the Trust Indenture Act, in determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by Affiliates of the Issuers (other than the Issuers’ respective Subsidiaries) shall be considered as though outstanding.

SECTION 2.10.   Certificated Notes.

(a)   A Global Note deposited with the Depository pursuant to Section 2.01 shall be transferred in whole to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as the Depository for such Global Note, or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and a successor Depository is not appointed by the Issuers within 90 days of such notice, or (ii) the Issuers, at their option, execute and deliver to the Trustee a notice that such Global Note be so transferable, registrable and exchangeable, or (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iv) such transfer is to an Issuer or an Affiliate of an Issuer. Notice of any such transfer shall be given by the Issuers in accordance with the provisions of Section 13.02(a).

(b)   Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depository to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at Maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in fully registered form in denominations of $1.00 and $1.00 in integral multiples thereof and registered in such names as the Depository shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depository or its nominee or the Depository or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuers maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

(c)   If a Note in certificated form is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Note in certificated form, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Note in certificated form, deliver to the Holder thereof one or more new Notes in certificated form in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Note in certificated form, registered in the name of the Holder thereof.

(d)   In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuers will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.11.   Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture the Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12.   Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

(a)   The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuers shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuers shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuers, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b)   The Issuers may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.   Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.14.   ISIN and CUSIP Numbers. The Issuers in issuing the Notes may use ISIN or CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN or CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.

SECTION 2.15.   Issuance of PIK Notes and Additional Notes. The Issuers may, subject to Section 4.06, issue PIK Notes and Additional Notes under this Indenture in accordance with the procedures of Section 2.02. Any issuance shall be subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 4.06. The Original Notes issued on the date of this Indenture, any PIK Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

ARTICLE Three

REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01.   Right of Redemption. The Issuers may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

SECTION 3.02.   Notices to Trustee. If the Issuers elect to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuers shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 10 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.03.   Selection of Notes To Be Redeemed. In the case of any partial redemption of Notes, selection of the Notes in the form of the Global Notes for redemption will be made by the Trustee on a pro rata pass-through distribution basis and otherwise in accordance with the procedures of DTC. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions equal to $1.00 in principal amount or any integral multiple thereof. No partial redemption shall reduce the principal amount of a Note not so redeemed to less than $1.00. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly in writing of the Notes or portions of Notes to be called for redemption.

SECTION 3.04.   Notice of Redemption.

(a)   At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of a Note to be redeemed at such Holder’s registered address and shall comply with the provisions of Section 13.02(b) or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Any redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any equity offering, a refinancing transaction or any other corporate transactions.

(b)   The notice shall identify the Notes to be redeemed (including ISIN or CUSIP numbers) and shall state:

(i)  the Redemption Date;

(ii)  the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)  the name and address of the Paying Agent;

(iv)  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)  that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1.00 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi)  that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)  that, unless the Issuers default in making such redemption payment, and subject to satisfaction of any conditions specified in such notice, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii)  the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

At the Issuers’ written request, the Trustee shall give a notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the notice and the other information required by this Section 3.04.

SECTION 3.05.   [Reserved].

SECTION 3.06.   Deposit of Redemption Price. No later than 11:00 a.m. Eastern time on the Redemption Date, or prior to any Redemption Date, the Issuers shall deposit or cause to be deposited with the Paying Agent (or, if or an Affiliate of the Issuers is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuers to the Trustee for cancellation. Notwithstanding anything to the contrary herein, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption of Notes as described under this Article Three and Section 4.11 shall be made solely in cash. The Paying Agent shall return to the Issuers any money so deposited that is not required for that purpose.

SECTION 3.07.   Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date, subject to satisfaction of any conditions precedent specified in the notice of redemption, at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuers shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.08.   Notes Redeemed in Part.

(a)   Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $1.00 or an integral multiple of $1.00 in excess thereof.

(b)   Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such certificated Note shall be in a principal amount at final Stated Maturity of $1.00 or an integral multiple of $1.00 in excess thereof.

SECTION 3.09.   Offers to Purchase; Open Market Purchases.

The Issuers and their Subsidiaries shall not, at any time, redeem, repurchase, purchase, acquire or otherwise transact in the Notes (whether in the open market or in privately negotiated transactions, or pursuant to one or more tender or exchange offers or otherwise) unless such transaction is offered to all Holders on a pro rata basis. Any Notes repurchased or redeemed as permitted by this Indenture must be delivered to the Trustee for cancellation.

ARTICLE Four

COVENANTS

SECTION 4.01.   Payment of Notes.

(a)   The Issuers covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than an Issuer or any of its Affiliates) holds, as of 10:00 a.m. Eastern time on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due. If an Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

(b)   PIK Interest. In addition to the cash interest payable pursuant to Section 4.01 hereof, interest shall be paid by increasing the principal amount of the outstanding Notes or by issuing Notes (such notes, “PIK Notes”) (rounded up to the nearest $1.00) (“PIK Interest”) under this Indenture, having the same terms and conditions as the Notes (in each case, a “PIK Payment”). From the Issue Date until the second anniversary of the Issue Date, the Notes will accrue interest at a rate of 10.50% per annum, payable solely in the form of PIK Interest. From and after the second anniversary of the Issue Date, the Issuers will have the option to pay interest on the Notes as PIK Interest or in cash and interest will be payable at a rate of 11.0% per annum if paid as PIK Interest and at a rate of 10.50% per annum if paid in cash; provided that the Issuers may elect to pay the interest in cash only if (i) the aggregate amount of unrestricted cash and Cash Equivalents at DIFL and the New DIFL Guarantors, calculated on a pro forma basis for such cash interest payment, would be at least $100.0 million, (ii) the interest on the loans outstanding under each of the Senior Credit Facility and the New DIFL Secured Notes has been paid in cash on the most recent interest payment dates, and (iii) either (a) the Consolidated Secured Leverage Ratio of DIFL and its consolidated subsidiaries, calculated on a pro forma basis for such cash interest payment, would not exceed 3.00 to 1.00 or (b) DIFL maintains a public corporate credit facility rating and a public corporate family rating of B2/B Stable or higher by at least two of the Ratings Agencies. The Issuers may elect to pay interest as cash with respect to an interest period by delivering a notice to the Trustee at least 15 days prior to the beginning of such interest period. The Trustee, at the expense of the Issuers, shall promptly deliver a corresponding notice to the Holders. Substantially concurrently with delivering its payment election notice to the Trustee, the Issuers shall deliver the same notice to each of DIFL and DIHL.

The calculation of PIK Interest will be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate, and in no event shall the Trustee have any duty or obligation to calculate PIK Interest or to verify the Issuers’ or their designees’ calculations of PIK Interest or the correctness thereof. The Issuers shall provide the Trustee with an Officer’s Certificate setting forth its (or its designee’s) calculation of PIK Interest not less than five days prior to the applicable Interest Payment Date.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuers shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.   Corporate Existence. Subject to Section 4.25 and Article Five, the Issuers and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Issuers and each Subsidiary; provided that the Issuers shall not be required to preserve any such right, license or franchise if the board of directors of the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.03.   Maintenance of Properties. The Issuers shall cause all properties owned by them or any Subsidiary or used or held for use in the conduct of their business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.03 shall prevent the Issuers from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Issuers, desirable in the conduct of the business of the Issuers and the Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

SECTION 4.04.   Insurance. The Issuers shall maintain, and shall cause the Subsidiaries to maintain, insurance with carriers believed by the Issuers to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Issuers believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss and interruption of business insurance.

SECTION 4.05.   Statement as to Compliance.

(a)   The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate, stating that in the course of the performance by the signer of its duties as an officer of the Issuers such signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuers are taking or proposed to take with respect thereto. For purposes of this Section 4.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)   If any Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuers shall immediately deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuers are taking or proposed to take in respect thereof).

SECTION 4.06.   Limitation on Debt.

(a)   The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or otherwise become liable with respect to any Debt.

(b)   This covenant shall not, however, prohibit the following (collectively, “Permitted Debt”):

(i)  the incurrence by the Company or any Subsidiary of Debt under the Senior Credit Facility (including Debt outstanding on the Issue Date) and any other Credit Facilities (including as Senior Debt, Pari Passu Debt and Additional Notes); provided that the aggregate amount of Debt outstanding under Credit Facilities at any time shall not exceed the sum of (x) $2,500.0 million, plus the principal amount of any Debt issued as payment of interest in kind on such Debt pursuant to the terms thereof and outstanding thereunder, less any amount of such Debt that is permanently repaid as provided under Section 4.09), plus (y) $100.0 million plus the principal amount of any Debt issued as payment of interest in kind thereon pursuant to the terms thereof and outstanding thereunder; provided that in connection with Debt incurred pursuant to clause (y), the use of proceeds of such Debt is limited to (1) working capital purposes,

(2) capital expenditures, (3) Permitted Investments, (4) refinancing, refunding or replacing Debt incurred under this Section 4.06(b)(i), and (5) general corporate purposes;

(ii)   Debt of any of the Issuers to any Subsidiary and/or of any Subsidiary to any Issuer or any other Subsidiary; provided that any such Debt of any of the Issuers owed to any Subsidiary must be subordinated in right of payment to the Notes on customary terms;

(iii)   to the extent constituting Debt, Sale and Lease-Back Transactions permitted under (A) clause (i) of the proviso in Section 4.14 in an unlimited amount, and (B) clause (ii) of such proviso not to exceed, together with Debt then outstanding and incurred pursuant to Section 4.06(b)(xi)(B), $75.0 million in the aggregate outstanding at any time; provided that no Default or Event of Default has occurred and is continuing or would result therefrom;

(iv)   Debt arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations), or payment obligations in respect of any non-compete, consulting or similar arrangements, in each case incurred in connection with any Disposition permitted hereunder, any acquisition or other Investment permitted hereunder or consummated prior to the Issue Date or any other purchase of assets or Capital Stock, and Debt arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Company or any such Subsidiary pursuant to any such agreement;

(v)   Debt of the Company and/or any Subsidiary (A) pursuant to tenders, statutory obligations (including health, safety and environmental obligations), bids, leases, governmental contracts, trade contracts, surety, indemnity, stay, customs, judgment, appeal, performance and/or return of money bonds or guaranties or other similar obligations incurred in the ordinary course of business and (B) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(vi)   Debt of the Company and/or any Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services, including Debt arising from the financing by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and deposit accounts, including Banking Services Obligations and incentive, supplier finance or similar programs;

(vii)   Debt in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(viii)   guarantees by the Company and/or any Subsidiary of Debt of the Company or any Subsidiary with respect to Debt otherwise permitted to be incurred pursuant to this Section 4.06 and not senior in right of payment to the Notes;

(ix)   (A) The Notes issued on the Issue Date, and any PIK Notes issued upon payment of interest thereon (but excluding any Additional Notes, and any Debt (including any PIK Notes) issued as interest on such Additional Notes),

(B) The New DIFL Secured Notes and any additional New DIFL Secured Notes issued as payment in kind thereon after the Issue Date,

(C) Other Debt of any of the Issuers and/or any Subsidiary under any DHL Subordinated Intercompany Loan, and

(D) Debt of the Company and/or any Subsidiary incurred prior to, and outstanding on, the Issue Date, after giving effect to the Transactions (other than Debt under the Senior Credit Facility); provided that, if the aggregate principal amount of any such Debt under this Section 4.06(b)(ix)(D) shall be in excess of $5.0 million, such Debt shall be described on a schedule attached to this Indenture; provided, further, that any such Debt outstanding on the Issue Date consisting of (x) Capital Leases or purchase money Debt, or (y) Debt under Foreign Working Capital Facilities shall be deemed to have been incurred under Section 4.06(b)(xi) and (xxiii), respectively, and not this Section 4.06(b)(ix);

(x)   Debt of the Company and/or any Subsidiary consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements in the ordinary course of business and/or (C) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(xi)   (A) Debt of the Company and/or any Subsidiary with respect to Capital Leases and purchase money Debt (including mortgage financing, industrial revenue bond or similar financings) incurred prior to, and outstanding on, the Issue Date in an aggregate principal amount not to exceed $310.0 million, or

(B) Debt of the Company and/or any Subsidiary with respect to Capital Leases and purchase money Debt (including mortgage financing, industrial revenue bond or similar financings) incurred after the Issue Date in an aggregate outstanding principal amount, when taken together with Debt then outstanding and incurred pursuant to Section 4.06(b)(iii)(B), not exceeding $75.0 million; provided that, in the case of this Section 4.06(b)(xi)(B), (x) such Debt is incurred within 270 days of the acquisition or improvement of the applicable asset and (y) as of the date of incurrence of such Debt and after giving effect thereto, no Event of Default exists;

(xii)   Debt of any Person that becomes a Subsidiary or Debt assumed in connection with an acquisition or other Investment permitted hereunder after the Issue Date; provided that (A) such Debt existed at the time such Person became a Subsidiary or the assets subject to such Debt were acquired, (B) such Debt was not created or incurred in anticipation thereof, (C) such Debt shall not be guaranteed by any Issuer and (D) Debt incurred pursuant to this Section 4.06(b)(xii) may not exceed $75.0 million at any time outstanding in the aggregate; provided, further, that no Event of Default has occurred and is continuing or would result therefrom;

(xiii)   Debt consisting of promissory notes issued by the Company to any current or former director, officer, employee, member of management, manager or consultant of any parent of the Company, the Company or any Subsidiary (or their respective Immediate Family Members) so long as any obligations of the Company under such Debt are expressly subordinated to the Notes;

(xiv)   any Debt refinancing, refunding or replacing any Debt permitted under Sections 4.06(b)(i), (iii), (ix), (xi), (xii), (xiv) and (xvii) (in any case, including any refinancing, refunding or replacing Debt incurred in respect thereof, “Refinancing Debt”) and any subsequent Refinancing Debt in respect thereof; provided that:

(A)   the principal amount of such Refinancing Debt does not exceed the principal amount of the Debt being refinanced, refunded or replaced, except by (x) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement or (y) additional amounts permitted to be incurred pursuant to this Section 4.06 (provided that (1) any additional Debt referred to in this clause (y) satisfies the other applicable requirements of this Section 4.06(b)(xiv) (with additional amounts incurred in reliance on this clause (y) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Debt is secured, the Lien securing such Debt satisfies the applicable requirements of Section 4.07);

(B)   the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause of this Section 4.06 pursuant to which the Debt being refinanced, refunded or replaced was incurred (i.e., the incurrence of such Refinancing Debt shall not create availability under such relevant clause);

(C)   (x) such Debt, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Debt may be refinanced with unsecured Debt, but that unsecured Debt may not be refinanced with secured Debt) and (y) if the Debt being refinanced, refunded or replaced was contractually subordinated to the Notes in right of payment, such Debt is contractually subordinated to the obligations in right of payment on terms not materially less favorable, taken as a whole, to the Holders than those applicable to the Debt (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole;

(D)   as of the date of the incurrence of such Debt and after giving effect thereto, no Event of Default exists;

(E)   [reserved];

(F)   in the case of Refinancing Debt incurred in respect of Debt permitted under Section 4.06(b)(i) and (xi), the Stated Maturity of such Refinancing Debt is no earlier than the earlier of the Stated Maturity of the Debt being refinanced and the Stated Maturity of the Notes; and

(G)   in the case of Refinancing Debt incurred in respect of Debt permitted under Section 4.06(b)(i) and (xi), the Weighted Average Life to Maturity of such Refinancing Debt is equal to or greater than the Weighted Average Life to Maturity of the Debt being refinanced, refunded or replaced;

(xv)   [reserved];

(xvi)   Debt of the Company and/or any Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(xvii)   Debt of the Issuers or any Subsidiary that does not constitute Funded Debt not to exceed $50.0 million in the aggregate outstanding at any time;

(xviii)   [reserved];

(xix)   Debt (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Debt) incurred by the Company and/or any Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations not in connection with the borrowing of money or the obtaining of advances or credit;

(xx)   obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Company to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(xxi)   Disqualified Capital Stock issued to and held by the Company or any Subsidiary; provided that as of the date of the incurrence of such Debt and after giving effect thereto, no Event of Default exists;

(xxii)   Debt in the form of guarantees provided by Digicel French Caribbean SAS to Iliad SA, with respect to the Madiacom Facility as of the Issue Date in an aggregate principal amount not to exceed €6.25 million; provided, however that neither Issuer nor any Subsidiary (other than Digicel French Caribbean SAS) shall be permitted to provide a guarantee of the Madiacom Facility, and for the avoidance of doubt, such guarantees, if any, incurred pursuant to this Section 4.06(b)(xxii) shall not be secured by a Lien;

(xxiii)   Debt incurred under Foreign Working Capital Facilities, not to exceed $35.0 million at any time outstanding in the aggregate; provided that such Foreign Working Capital Facilities may not be guaranteed by any Issuer; and

(xxiv)   Debt incurred pursuant to any Permitted Receivables Financing.

(c)   For purposes of determining any particular amount of Debt under this Section 4.06:

(i)   obligations with respect to letters of credit, guarantees or Liens, in each case supporting Debt otherwise included in the determination of such particular amount shall not be included;

(ii)   any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.07 shall not be treated as Debt; and

(iii)   accrual of interest, accrual of dividends, the accretion of accreted value, the obligation to pay commitment fees, and the payment of interest in the form of additional Debt (including payment of PIK Interest to the extent provided in accordance with the Notes or the Senior Credit Facility) shall not be treated as Debt.

(d)   No Issuer may incur any Debt that is subordinated in right of payment to other Debt of such Issuer unless such Debt is also subordinated in right of payment to the Notes on substantially identical terms. This Section 4.06(d) does not apply to distinctions between categories of Debt that exist by reason of any Liens or guarantees securing or in favor of some but not all of such Debt.

SECTION 4.07.   Limitation on Liens. The Company shall not create, incur, assume or permit or suffer to exist any Lien (the “Initial Lien”) (except for Permitted Liens) on or with respect to any property of any kind owned by it, whether owned at or acquired after the date of this Indenture, or any income or profits therefrom, unless (a) in the case of any Lien securing Debt that is Subordinated Debt, the Company’s obligations in respect of the Notes and all other amounts due under this Indenture are directly secured by a Lien on such property that is senior in priority to the Lien securing such Subordinated Debt until such time as such Subordinated Debt is no longer secured by a Lien and (b) in the case of any other Lien, the Company’s obligations in respect of the Notes and all other amounts due under this Indenture are equally and ratably secured with the obligation or liability secured by such Lien.

Any Lien created for the benefit of the Trustee and the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (e) of the definition of “Debt.”

SECTION 4.08.   Limitation on Restricted Payments.

(a)   The Company and its Subsidiaries shall not pay or make, directly or indirectly:

(i)   any dividend, or other distribution on account of any shares of any class of the Capital Stock of the Company or any Parent Company, including, for the avoidance of doubt, the Exit Preferred Shares, subject to Section 4.08(c)(xxiii), except a dividend or distribution payable solely in shares of Qualified Capital Stock to the holders of such class;

(ii)   any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Company or any Parent Company (including, for the avoidance of doubt, the Exit Preferred Shares, subject to Section 4.08(c)(xxiii));

(iii)   any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Company outstanding on the Issue Date or thereafter or any Parent Company (including, for the avoidance of doubt, the Exit Preferred Shares, subject to Section 4.08(c)(xxiii));

(iv)   any voluntary principal payment on, or any payment made to repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Restricted Debt (except (A) Debt permitted under Section 4.06(b)(ii) or (B) the purchase, repurchase or other acquisition of Restricted Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(v)   any Investment (other than any Permitted Investment) in any Person;

(each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”).

(b)   [reserved];

(c)   Notwithstanding Section 4.08(a), the Company and its Subsidiaries may take the following actions:

(i)   The Company or any Subsidiary may make Restricted Payments to the extent necessary to permit any Parent Company:

(A)   to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and franchise taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Company and/or its Subsidiaries) and/or its Subsidiaries;

(B)   to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Company and/or its Subsidiaries) and/or its Subsidiaries;

(C)   for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Company and/or its Subsidiaries) and/or its Subsidiaries;

(D)   to pay (x) customary fees and expenses related to any debt and/or equity offerings (including refinancings), investments and/or acquisitions permitted under this Indenture (whether or not consummated, and including advisory, refinancing, subsequent transaction and exit fees of any Parent Company of the Company) and expenses and indemnities of any trustee, agent, arranger, underwriter or similar role and (y) after the consummation of an initial public offering or the issuance of public debt securities, Public Company Costs (but excluding, in each case, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Company and/or its Subsidiaries); and

(E)   to finance any Investment permitted under Section 4.08 (provided that (x) any Restricted Payment under this Section 4.08(c)(i)(E) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (1) all property acquired to be contributed to the Company or one or more of its Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into the Company or one or more of its Subsidiaries, in order to consummate such Permitted Investment as if undertaken as a direct Investment by the Company or the relevant Subsidiary);

(ii)   So long as no Event of Default has occurred and is continuing, or would result therefrom, the Company or any Subsidiary may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any Subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Company or any Subsidiary:

(A)   in accordance with the terms of promissory notes issued pursuant to Section 4.06(b)(xiii), so long as the aggregate amount of all cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to Section 4.08(c)(ii)(D), does not exceed (x) $30.0 million in the aggregate from the Issue Date until the third anniversary of the Issue Date and (y) thereafter, $10.0 million in any fiscal year, which, if not used in any such fiscal year, may be carried forward to the next subsequent fiscal year (and which carried-over amounts shall be deemed first applied in such subsequent fiscal year);

(B)   with the proceeds of any sale or issuance of, or of any capital contribution in respect of, the Capital Stock of the Company or any Parent Company (to the extent such proceeds are contributed to the Company or any Subsidiary in respect of Qualified Capital Stock issued by the Company or such Subsidiary);

(C)   with the net proceeds of any key-man life insurance policies; or

(D)   with Cash and Cash Equivalents in an amount not to exceed, together with the aggregate amount of all cash payments made pursuant to Section 4.08(c)(ii)(A) in respect of promissory notes issued pursuant to Section 4.06(b)(xiii), (x) $30.0 million in the aggregate from the Issue Date until the third anniversary of the Issue Date and (y) thereafter, $10.0 million in any fiscal year, which, if not used in any such fiscal year, may be carried forward to the next subsequent fiscal year (and which carried-over amounts shall be deemed first applied in such subsequent fiscal year);

provided, however that Restricted Payments may not be made pursuant to Section 4.08(c)(ii) to Denis O’Brien or his Affiliates (collectively, but excluding, the Company and its Subsidiaries, “DOB”); on account of Capital Stock beneficially owned by DOB except with respect to $10.0 million in the aggregate from the Issue Date until the third anniversary of the Issue Date; provided that the Company has Minimum Consolidated Liquidity on a pro forma basis for any such Restricted Payment to DOB;

(iii)   [reserved];

(iv)   The Company or any Subsidiary may make Restricted Payments (A) to any Parent Company to enable such Parent Company to make cash payments in lieu of the issuance of fractional shares and (B) consisting of (x) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Company, any Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (y) repurchases of Capital Stock in consideration of the payments described in sub-clause (x) above, including demand repurchases in connection with the exercise of stock options, in each case in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company, share splits, reverse share splits (or any combination thereof);

(v)   The Company or any Subsidiary may repurchase, redeem, acquire or retire Capital Stock upon (or make provisions for withholdings in connection with), or make Restricted Payments to any Parent Company to enable it to repurchase, redeem, acquire or retire Capital Stock upon (or make provisions for withholdings in connection with), the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi)   The Company or any Subsidiary may make any Restricted Payments in connection with the Transactions including any distribution of cash to any Parent Company to fund any cash consideration (including accrued interest) paid in the Transactions;

(vii)   [reserved];

(viii)   The Company or any Subsidiary may make Restricted Payments to (A) redeem, repurchase, retire or otherwise acquire any (x) Capital Stock (“Treasury Capital Stock”) of the Company and/or any Subsidiary or (y) Capital Stock of any Parent Company, in the case of each of sub-clauses (x) and (y), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company and/or any Subsidiary) of, Qualified Capital Stock of the Company or any Parent Company to the extent any such proceeds are contributed to the capital of the Company and/or any Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Company or a Subsidiary) of any Refunding Capital Stock;

(ix)   to the extent constituting a Restricted Payment, the Company or any Subsidiary may consummate any transaction permitted under the definition of “Permitted Investments” (other than clauses (j) and (t) thereof), under Section 4.09 (other than a transaction exempt therefrom pursuant to clause (f) of the definition of “Asset Sale”) and Section 4.10 (other than Section 4.10(c)(iv));

(x)   [reserved];

(xi)   The Company or any Subsidiary may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption contemplated by such declaration or redemption notice would have complied with the provisions hereof;

(xii)   [reserved];

(xiii)   [reserved];

(xiv)   [reserved];

(xv)   (A) for any taxable period for which the Company and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or non-U.S. income tax purposes of which a direct or indirect parent of the Company is the common parent (a “Tax Group”), the Company and each of its Subsidiaries may make additional Restricted Payments the proceeds of which shall be used by such common parent (or any direct or indirect equity holder of the Company) to pay the portion of any U.S. federal, state, local or non-U.S. income Taxes of such Tax Group, or any franchise taxes imposed in lieu thereof, for such taxable period that are attributable to the income of the Company and/or its Subsidiaries; provided that such amount shall not be greater than the amount of U.S. federal, state, local and non-U.S. income taxes, as applicable, that would have been paid by the Company and its Subsidiaries for such taxable period if the Company and each of its Subsidiaries, as applicable had been a stand-alone corporate taxpayer or stand-alone group of corporate taxpayers filing on a combined unitary or consolidated basis for all fiscal years ending after the Issue Date of which the Company is the Parent Company (taking into account any net operating loss carryforwards attributable to the Company and its Subsidiaries, as the case may be) and (B) without duplication of Restricted Payments made under sub-clause (A) of this clause, if the Company is a flow-through entity for tax purposes, the Company and each of its Subsidiaries may make additional Restricted Payments to any direct or indirect owner at the times and in the amounts necessary to enable such owner-Person to pay its Tax obligations attributable to its direct or indirect ownership in the Company with respect to such taxable period (taking into account any cumulative net taxable loss of the Company allocated to such owner-Person, to the extent such loss is of a character that would allow such loss to be available to reduce Taxes in the current taxable period, and the character (e.g. long-term or short-term capital gain or ordinary or exempt) of the applicable income to the extent reasonably determinable);

(xvi)   The Company or any Subsidiary may make any Restricted Payments required by the terms of any Disqualified Capital Stock permitted to be incurred pursuant to Section 4.06;

(xvii)   [reserved];

(xviii)   The Company or any Subsidiary may make payments or distributions to satisfy dissenters’ rights pursuant to or in connection with any acquisition, merger, consolidation, amalgamation or Disposition that complies with Section 4.09;

(xix)   Subsidiaries may make distributions in connection with the acquisition of additional Capital Stock in any Subsidiary from minority equity holders;

(xx)   The Company or any Subsidiary may make Restricted Payments to fund the repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Restricted Debt in exchange for, or out of the Net Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock;

(xxi)   The Company or any Subsidiary may make Restricted Payments to fund the purchase, redemption, defeasance or other acquisition or retirement for value of Restricted Debt (other than Disqualified Capital Stock) in exchange for, or out of the Net Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, Refinancing Debt;

(xxii)   The Company or any Subsidiary may make Restricted Payments to DOB in such amount (if any) as may be owed to DOB at the time of determination on account of the DOB True-Up, so long as the same is paid pursuant to the terms of the Services Agreement, and such payment has not previously been made by the Company, any of its Subsidiaries, or any Parent Company;

(xxiii)   The Company or any Subsidiary may make Restricted Payments to DHL in order to effectuate the mandatory redemption of the Exit Preferred Shares as required from time to time by the bye-laws of DHL, as described in the section of the Proxy Statement entitled “Description of the Exit Preferred Shares – Mandatory Redemption”;

(xxiv)   to the extent in accordance with the terms of the Exit Preferred Shares (as in effect on the Issue Date), the Company or any Subsidiary may make Restricted Payments to DHL in respect of its obligations outstanding under the DHL Subordinated Intercompany Loan, if any; provided that at such time the Below-Minimum Liquidity Condition is satisfied, and no Event of Default has occurred and is continuing;

(xxv)   The Company or any Subsidiary may make Restricted Payments to fund the purchase, redemption, defeasance or other acquisition or retirement for value of Restricted Debt (the amount of such Restricted Debt purchased, redeemed defeased or otherwise acquired or retired, the “Redeemed Pari Passu Restricted Debt Amount”), provided the Company shall apply an amount equivalent to such Redeemed Pari Passu Restricted Debt Amount to reduce obligations, on a pro rata basis based on the respective aggregate principal dollar amounts thereof then outstanding, with respect to the Notes (any such reduction, the “Debt Repayment Amount,” shall be made in accordance with the provisions set forth in Section 3.01 and paragraph six of the Notes, through privately negotiated transactions or open market purchases, or by making an offer (in accordance with the procedures set forth under Section 4.22) to all holders to purchase, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes (such an offer, a “Debt Repayment Offer”)); and

(xxvi)   any Subsidiary may make Restricted Payments to finance the satisfaction of any obligation of the Company or any Subsidiary thereof to make interest payments due on any debt incurred by the Company or such Subsidiary in the ordinary course that does not constitute Funded Debt.

SECTION 4.09.   Limitation on Sale of Certain Assets.

(a)   The Company shall not, and shall not permit any Subsidiary to, consummate any Asset Sale unless:

(i)   the consideration the Company or such Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold;

(ii)   at least (A) 50% of the consideration the Company or such Subsidiary receives in respect of such Asset Sale consists of Cash, and (B) 75% of the consideration the Company or such Subsidiary receives in respect of such Asset Sale consists of a combination of Cash and Cash Equivalents; provided that for purposes of the requirement in this Section 4.09(a)(ii)(B), (w) the amount of any Debt or other liabilities (other than Debt or other liabilities that are subordinated in right of payment to the Notes or that are owed to the Company or any Subsidiary) of the Company or any Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Company and/or its applicable Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any Replacement Assets acquired in connection with such Asset Sale, (y) any securities received by the Company or any Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $75.0 million, in each case, shall be deemed to Cash Equivalents); provided that this Section 4.09(a)(ii) shall not apply to (1) any Disposition in the form of Sale and Lease-Back Transactions permitted by Section 4.14, or (2) any Dispositions made to comply with any order or other directive of any governmental authority or any applicable law;

(iii)   as of the time of such Asset Sale, no Event of Default has occurred and is continuing, or would result therefrom; and

(iv)   in the case of any Sale and Lease-Back Transaction, such Sale and Lease-Back Transaction is permitted by and otherwise in accordance with Section 4.14.

(b)   If the Company or any Subsidiary consummates any Asset Sale (including any Sale and Lease-Back Transaction), the Net Proceeds of such Asset Sale shall be applied by the Company or such Subsidiary within 365 days after the consummation of such Asset Sale; provided that such 365 day period may be extended by up to 180 days if, prior to the expiration of such 365 day period, the Company or any Subsidiary has contractually committed to reinvest such proceeds pursuant to clause (ii) below during such period, and such proceeds are so reinvested within 180 days of the expiration of such initial 365 day period, to: (i) permanently repay, prepay, pay or purchase any then-outstanding Senior Debt or Pari Passu Debt of an Issuer or any Subsidiary owing to a Person other than the Company or a Subsidiary; provided that, in each case, the Issuers shall, as a condition precedent thereto, make an Excess Proceeds Offer to all Holders of then-outstanding Notes to purchase, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes, and shall equally and ratably repay and reduce the Notes Obligations in respect of any Excess Proceeds Offer that was accepted, in each case, in accordance with the provisions set forth in Section 3.01 and paragraph six of the Notes; provided further, that to the extent that the terms of any Senior Debt require that the Net Proceeds of such Asset Sale be applied to repay, prepay, pay or purchase any then outstanding Senior Debt, then the Company shall not be required to make an Excess Proceeds Offer to all Holders of then-outstanding Notes to purchase the Notes in connection with such an Asset Sale with such Net Proceeds; provided further, that to the extent that the terms of the Senior Debt prohibit the use of the Net Proceeds of such Asset Sale to purchase Notes, then the Company shall not be required to make an Excess Proceeds Offer to all Holders of then-outstanding Notes to purchase the Notes in connection with such an Asset Sale; provided, further still, that if an Excess Proceeds Offer to repay or repurchase any Debt of any Subsidiary of the Issuer is made in accordance with the terms of such Debt, the obligation to permanently reduce Debt of a Subsidiary shall be deemed to be satisfied to the extent of the amount of the Excess Proceeds Offer, whether or not accepted by the holders thereof, and no Excess Proceeds in the amount of such Excess Proceeds Offer shall be deemed to exist following such Excess Proceeds Offer, (ii) invest in any Replacement Assets in an aggregate amount not to exceed $75.0 million in a fiscal year (the “Reinvestment Cap”) (provided, however that (A) proceeds generated through an Asset Sale involving any Disposition in respect of a Sale and Lease-Back Transaction (except for bona fide Sale and Lease-Back Transactions in respect of fiber networks permitted by Section 4.14, up to the amount (if any) available under the Reinvestment Cap at such time), shall immediately constitute Excess Proceeds, and, as a result, may not be reinvested pursuant to this clause (ii) but shall instead be required to be applied to make an Excess Proceeds Offer) and (B) proceeds of casualty insurance (or similar reimbursements) relating to any assets may be used to the extent necessary to replace or repair the applicable asset, and which shall not be counted against the Reinvestment Cap, or (iii) any combination of the foregoing. The amount of such Net Proceeds not so used as set forth in this Section 4.09(b) constitutes “Excess Proceeds.” Pending the final application of any such Net Proceeds, the Issuers may invest such Net Proceeds in Cash or Cash Equivalents, so long as the same shall be held in an account of the Issuers and shall not be applied to repay, repurchase, redeem or otherwise make or finance any payment in respect of any other Debt, or for any other purpose except as permitted by this Indenture.

(c)   When the aggregate amount of Excess Proceeds exceeds $15.0 million in any fiscal year, the Issuers shall, within 20 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) from all Holders and, to the extent required by the terms thereof, from the holders of any Pari Passu Debt, on a pro rata basis, in accordance with the procedures set forth in this Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1.00) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case accrued and unpaid interest, if any, to the date of purchase.

(d)   To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the aggregate amount of Excess Proceeds, the Issuers may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for general corporate purposes that are not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by holders thereof exceeds the aggregate amount of Excess Proceeds, the Notes and any such Pari Passu Debt to be purchased will be selected by the Trustee on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each holder) and in accordance with the procedures of DTC. Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

SECTION 4.10.   Limitation on Transactions with Affiliates.

(a)   The Company shall not, and shall not permit any of its Subsidiaries to enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payments or assets with a Fair Market Value (as reasonably determined by the board of directors (or equivalent governing body) of the Company or the applicable Subsidiary, as the case may be) in excess of $5.0 million in any individual transaction or series of related transactions with any of their respective Affiliates unless:

(i)   such transaction is approved by a majority of the disinterested members of the board of directors (or equivalent governing body) of the Company or the applicable Subsidiary, as the case may be; and

(ii)   in the case of a transaction or series of related transactions involving payments or assets with a Fair Market Value in excess of $50.0 million (as reasonably determined by the board of directors (or equivalent governing body) of the Company or the applicable Subsidiary, as the case may be), the Company must in addition obtain a favorable written opinion from a nationally or regionally recognized investment banking, accounting or appraisal firm as to (i) the fairness of the transaction to the Company and its Subsidiaries from a financial point of view or (ii) that such transaction is not materially less favorable to the Company and its Subsidiaries than could be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate;

provided that neither board approval nor a fairness opinion shall be required with respect to (x) Restricted Payments on account of the Senior Credit Facility, the New DIFL Secured Notes or the Notes (or amendments to the documents relating to such Debt) that are otherwise permitted under and effectuated in accordance with this Indenture or (y) transactions under, and effectuated in accordance with Joint Venture agreements and services agreements as in effect on the Issue Date;

(b)   No later than five Business Days prior to the Company or any of its Subsidiaries entering into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payments or assets with a Fair Market Value of the Company or the applicable Subsidiary, as the case may be, in excess of $10.0 million in any individual transaction or series of related transactions with any of their respective Affiliates, the Issuers shall deliver an Officer’s Certificate to the Trustee setting forth the basis for the Issuers’ determination that such proposed transaction is permitted by this Indenture; provided, however, that this Section 4.10(b) shall not apply to (x) ordinary course transactions with Affiliates otherwise permitted by this Indenture, (y) Restricted Payments on account of the Senior Credit Facility or the Notes (or amendments to the documents relating to such Debt) that are otherwise permitted under and effectuated in accordance with this Indenture, and (z) transactions under, and effectuated in accordance with Joint Venture agreements and services agreements as in effect on the Issue Date case so long as the Fair Market Value of such transaction or series of transactions does not exceed $40.0 million.

(c)   Notwithstanding the foregoing, the restrictions set forth in this description shall not apply to:

(i)   any transaction between or among the Company and/or one or more Subsidiaries (or any entity that becomes a Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Indenture;

(ii)   any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company, the Company or any Subsidiary;

(iii)   provision of administrative, legal and regulatory, engineering, accounting, marketing, insurance and telecommunications services to Subsidiaries of the Company and the allocation of the cost of such services and of overhead and corporate group costs among the Company and its Subsidiaries consistent with IFRS and the Company’s accounting policies generally applied;

(iv)   (A) transactions permitted by Sections 4.06(b)(iv) and (xiii) and Section 4.08 (including any Permitted Investment) and (B) issuances of Capital Stock and issuances and incurrences of Debt not restricted by this Indenture;

(v)   transactions in existence on the Issue Date and any amendment, modification or extension thereof to the extent that such amendment, modification or extension, taken as a whole, is not (A) materially adverse to the Holders or (B) more disadvantageous to the Holders than the relevant transaction in existence on the Issue Date;

(vi)   any payments pursuant to a tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(vii)   guarantees permitted by Section 4.06;

(viii)   [reserved];

(ix)   customary directors’ fees, indemnification, expense reimbursement and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, financial advisory fees, employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees, so long as the Company’s board of directors (or equivalent body) has approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or payments to be fair consideration therefor;

(x)   the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement; and

(xi)   (A) any purchase by any Parent Company of the Capital Stock of (or contribution to the equity capital of) the Company and (B) any intercompany loans made by any Parent Company to the Company or any Subsidiary.

SECTION 4.11.   Purchase of Notes upon a Change of Control.

(a)   If a Change of Control occurs at any time, then the Issuers must make an offer (a “Change of Control Offer”) to each Holder to purchase such Holder’s Notes, in whole or in part in integral multiples of $1.00, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant regular record dates that are prior to the Change of Control Purchase Date to receive interest due on an interest payment date).

(b)   Within 30 days following any Change of Control, the Issuers shall:

(i)   send notice of the Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Security Register, which notice shall state:

(A)   that a Change of Control has occurred, and the date it occurred;

(B)   the circumstances and relevant facts regarding such Change of Control;

(C)   the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

(D)   that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(E)   that any Note (or part thereof) not tendered shall continue to accrue interest; and

(F)   any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)   The Trustee will promptly authenticate and deliver a new Note or Notes equal in principal amount to any unpurchased portion of Notes surrendered, if any, to the Holder in global form or to each holder of certificated Notes; provided that each such new Note will be in a principal amount of $1.00 or an integral multiple of $1.00 above such amount. The Issuers shall publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(d)   A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e)   The Issuers shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, the provisions of this Indenture shall not give Holders the right to require the Issuers to repurchase the Notes in the event of certain highly leveraged transactions, or certain other transactions, including a reorganization, restructuring, merger or similar transaction and, in certain circumstances, an acquisition by the Issuers’ management or its Affiliates, that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. Any such transaction, however, would have to comply with the applicable provisions of this Indenture, including Section 4.06. The existence of a Holder’s right to require the Issuers to repurchase such Holder’s Notes upon a Change of Control may deter a third party from acquiring the Company or its Subsidiaries in a transaction which constitutes a Change of Control.

(f)   If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party shall have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to but excluding the date of redemption.

(g)   The Issuers shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue of such conflict.

SECTION 4.12.   Additional Amounts.

(a)   All payments that the Issuers make under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Issuer is organized or is a resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If an Issuer is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, such Issuer shall pay additional amounts in cash (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

(b)   Notwithstanding the foregoing, none of the Issuers shall pay Additional Amounts to a Holder or beneficial owner of any Note:

(i)   to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the Holder’s or beneficial owner’s present or former connection with the Relevant Taxing Jurisdiction (other than a connection arising by reason of the acquisition, ownership, holding or Disposition of the Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or this Indenture);

(ii)   to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the Holder or beneficial owner of Notes, following any Issuer’s written request addressed to the Holder, to the extent such Holder or beneficial owner is legally entitled to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(iii)   in respect of any Tax imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version of such sections that is substantively comparable), current or future Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Indenture (or any amended or successor version described above), and any intergovernmental agreement (or related governmental regulations, rules or official administrative practices) implementing the foregoing;

(iv)   with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar Taxes;

(v)   if such Holder is a fiduciary or partnership or Person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had such Holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or sole beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole beneficial owner);

(vi)   to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for whichever occurs later; and

(vii)   with respect to any combination of the items listed above.

(c)   The Issuers shall (i) make such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers shall make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Issuers shall provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Issuers, such other documentation that provides reasonable evidence of such payment by the Issuers.

(d)   At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuers shall deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. The Issuers shall promptly publish a notice in accordance with Section 13.02 stating that such Additional Amounts will be payable and describing the obligations to pay such amounts.

The Issuers, jointly and severally, shall indemnify and hold harmless the Holders, and, upon written request of any Holder, reimburse such Holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder in connection with payments made under or with respect to the Notes held by such Holder; and (ii) any Taxes levied or imposed by a Relevant Taxing Jurisdiction with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement shall not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the eligible Holder would not have been eligible to receive payment of Additional Amounts hereunder or to the extent such Holder received Additional Amounts with respect to such payments.

In addition, the Issuers shall pay (i) any present or future stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, registration or delivery of the Notes or any other document or instrument referred to thereunder and (ii) any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes and/or any other such document or instrument.

(e)   The obligations described under this Section 4.12 shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any successor Person to an Issuer and to any jurisdiction in which any such successor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

(f)   Whenever this Indenture or the Notes refer to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

SECTION 4.13.   [Reserved].

SECTION 4.14.   Limitation on Sale and Lease-Back Transactions. The Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or the relevant Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Company or such Subsidiary to any Person (other than the Company or any of its Subsidiaries) in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided that (i) the foregoing restriction shall not apply to Sale and Lease-Back Transactions in respect of towers and other infrastructure equipment owned by the Company or any of its Subsidiaries and used in their public mobile communications networks, or other telephone, telecommunications, broadcasting or other information systems. and related assets, and (ii) other Sale and Lease-Back Transactions, including, without limitation, related to fiber networks, shall be permitted so long as the aggregate principal amount of Debt resulting from such Sale and Lease-Back Transactions (if any) made pursuant to this clause (ii) does not exceed $75.0 million outstanding at any one time; provided that no Event of Default has occurred and is continuing or would result therefrom; and provided, further, that any net proceeds therefrom shall be deemed to be Net Proceeds of an Asset Sale and shall be subject to the requirements set forth under Section 4.09(b).

SECTION 4.15.   [Reserved].

SECTION 4.16.   Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

(a)   The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

(i)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(ii)   pay any Debt owed to the Company or any Subsidiary;

(iii)   make loans or advances to the Company or any Subsidiary; or

(iv)   transfer any of its properties or assets to the Company or any Subsidiary.

(b)   The provisions of Section 4.16(a) shall not apply to:

(i)   encumbrances and restrictions imposed by the Notes, this Indenture, the Senior Credit Facility, the New DIFL Secured Notes and any security documents related thereto;

(ii)   any encumbrances or restrictions imposed by any Debt of any Parent Company outstanding on the Issue Date, or the Senior Credit Facility or the New DIFL Secured Notes, or created under any agreements with respect to Debt of the Company or a Subsidiary permitted to be incurred subsequent to the date of this Indenture pursuant to the provisions of Section 4.06; provided that such agreements (i) do not prohibit the payment of principal and interest with respect to the Notes when due; (ii) will not, in the good faith judgment of the Company, be likely to adversely affect the ability of the Company to make principal and interest payments on the Notes when due; or (iii) are not materially more restrictive than those in the Senior Credit Facility and the New DIFL Secured Notes;

(iii)   encumbrances or restrictions contained in any agreements in effect on the date of this Indenture (other than an agreement described in another clause of this Section 4.16(b));

(iv)   with respect to restrictions or encumbrances referred to in Section 4.16(a)(iv), encumbrances and restrictions: (A) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Company or any Subsidiary is a party; and (B) contained in operating leases for real property and restricting only the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;

(v)   encumbrances or restrictions contained in any agreement or other instrument of a Person acquired by the Company or any Subsidiary in an acquisition that is otherwise permitted under this Indenture, but solely if and to the extent in effect at the time of such acquisition (but not created in contemplation of such acquisition or of circumventing any requirements under this Indenture), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi)   encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by Section 4.09 with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Company’s Subsidiaries by another Person;

(vii)   with respect to restrictions or encumbrances referred to in Section 4.16(a)(iv), any customary encumbrances or restrictions pertaining to any asset or property subject to a Lien to the extent set forth in the security document governing such Lien that is in effect in accordance with this Indenture;

(viii)   encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

(ix)   any encumbrances or restrictions existing under any agreement that extends, renews, amends, modifies, restates, supplements, refunds, refinances or replaces the agreements containing the encumbrances or restrictions in Sections 4.16(b)(i), (ii), and (iii); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Holders than those under or pursuant to the agreement so extended, renewed, amended, modified, restated, supplemented, refunded, refinanced or replaced;

(x)   encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(xi)   customary limitations on the distribution or Disposition of assets or property in Joint Venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(xii)   in the case of Section 4.16(a)(iv), customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capital Leases for property acquired in the ordinary course of business in accordance with this Indenture;

(xiii)   any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements in effect in accordance with this Indenture; or

(xiv)   provisions restricting the granting of a security interest in intellectual property contained in licenses, sublicenses or cross-licenses by the Company and its Subsidiaries of such intellectual property, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business and in accordance with this Indenture (in which case such restriction shall relate only to such intellectual property).

SECTION 4.17.   [Reserved].

SECTION 4.18.   Payment of Taxes and Other Claims. The Issuers shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Issuers or any such Subsidiary, (ii) the income or profits of any such Subsidiary that is a corporation or (iii) the property of the Issuers or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Issuers or any such Subsidiary; provided that the Issuers shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or for which adequate reserves have been established.

SECTION 4.19.   [Reserved].

SECTION 4.20.   [Reserved].

SECTION 4.21.   [Reserved]

SECTION 4.22.   Procedures for Excess Proceeds Offer and Debt Repayment Offer.

(a)   If the Issuers are obligated to make an Excess Proceeds Offer or Debt Repayment Offer, the Issuers will offer to purchase the Notes from the Holders thereof, and, if required by the terms of such other Debt, but on not more than a ratable basis, and any Pari Passu Debt, in whole or in part in minimum amounts of $1.00 and integral multiples of $1.00 above such amount, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer or Debt Repayment Offer, as applicable, is given to such holders, or such later date as may be required under the Exchange Act.

(b)   If the Issuers are required to make an Excess Proceeds Offer or Debt Repayment Offer, the Issuers will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations, including any securities laws of Bermuda and the requirements of any applicable securities exchange on which Notes are then listed. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.22, the Issuers will comply with such securities laws and regulations and shall not be deemed to have breached their obligations described in this Section 4.22 by virtue thereof. Any Notes so repurchased must be delivered to the Trustee for cancellation.

(c)   Notwithstanding anything to the contrary in Sections 4.08(c)(xxv) and 4.09, (a) the Issuers shall not be required to make an Excess Proceeds Offer or Debt Repayment Offer to the extent that the relevant Asset Sale is consummated by any Subsidiary or the relevant Debt is incurred by any Subsidiary, as the case may be, for so long as the Issuers determine in good faith that the repatriation to the Issuers of any amount of asset sale or debt proceeds would be prohibited or delayed (beyond the time period during which such prepayment is otherwise required to be made pursuant hereto) under any requirement of law or conflict with the fiduciary duties of such Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Subsidiary (including on account of financial assistance, corporate benefit, thin capitalization, capital maintenance or similar considerations); it being understood and agreed that if the repatriation of the relevant affected Net Proceeds or Debt Repayment Amount is permitted under the applicable requirement of law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the date such Net Proceeds or Debt Repayment Amount are received, the relevant Subsidiary will promptly repatriate the relevant Net Proceeds or Debt Repayment Amount, and the repatriated Net Proceeds or Debt Repayment Amount will be promptly (and in any event not later than 20 Business Days after such repatriation) applied (net of additional taxes payable or reserved against such Net Proceeds or Debt Repayment Amount, as a result thereof) to an Excess Proceeds Offer or Debt Repayment Offer to the extent required by such covenants, (b) the Issuers shall not be required to make an Excess Proceeds Offer or Debt Repayment Offer to the extent that the relevant Net Proceeds or Debt Repayment Amount are received by any Joint Venture for so long as the Issuers determine in good faith that the distribution to the Issuers of such Net Proceeds or Debt Repayment Amount would be prohibited under the organizational documents (or any relevant shareholders’ or similar agreement) governing such Joint Venture; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the date such Net Proceeds or Debt Repayment Amount are received, as the case may be, the relevant Joint Venture will promptly distribute the relevant Net Proceeds or Debt Repayment Amount, and the Net Proceeds or Debt Repayment Amount will be promptly (and in any event not later than 20 Business Days after such distribution) applied (net of additional taxes payable or reserved against as a result thereof) to make an Excess Proceeds Offer or Debt Repayment Offer to the extent required by such covenants and (c) if the Issuers determine in good faith that the repatriation to the Issuers of any amounts required to make an Excess Proceeds Offer or Debt Repayment Offer would result in material adverse tax consequences for an Issuer or any of its Subsidiaries, Affiliates or direct or indirect equity owners, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as determined by the Issuers in good faith, the amount the Issuers shall be required to make an Excess Proceeds Offer or Debt Repayment Offer, as the case may be, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation of any Net Proceeds or Debt Repayment Amount from the relevant Subsidiary would no longer have a material and adverse tax consequence within the 365-day period following the date such Net Proceeds or Debt Repayment Amount are received, as the case may be, an amount equal to the Net Proceeds or Debt Repayment Amount not previously applied pursuant to this clause (c), shall be promptly applied to make an Excess Proceeds Offer or Debt Repayment Offer to the extent required by such covenants.

SECTION 4.23.   Reports.

(a)   So long as any Notes are outstanding, the Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act, if applicable, and shall furnish to the Trustee:

(i)   its consolidated annual financial statements, together with the consolidated annual financial statements of DHL audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year and an operating and financial review of the annual financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources (which may be provided separately);

(ii)   its consolidated quarterly financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year, and notes thereto), together with the consolidated quarterly financial statements of DHL, within 60 days of the end of each of the first three fiscal quarters of each fiscal year; and an operating and financial review of the quarterly financial statements, including a discussion of the results of operations, financial condition, and material changes in liquidity and capital resources, and which financial statements, for the avoidance of doubt, shall not be required to reflect the impact of International Accounting Standard 29 – “Financial Reporting in Hyperinflationary Economies;”

(iii)   promptly after the occurrence of any material acquisition, Disposition or restructuring, any senior executive officer changes at the Company or change in auditors of the Company or any other material event that the Company or any of its Subsidiaries announces publicly, a report containing a description of such event; provided, however, that the foregoing shall not obligate the Company to (i) provide any information the Company determines in its good faith judgment is not material to Holders or the business, assets, operations or financial position of the Company and its Subsidiaries, taken as a whole, or (ii) disclose any trade secrets, privileged or confidential information obtained from another Person or competitively sensitive information; and

(iv)   commencing the month of the Issue Date, continuing through and including the month of the first anniversary of the Issue Date, a monthly management report, which shall be substantially consistent with the monthly management reports provided under the Senior Credit Facility immediately prior to the date of the Proxy Statement.

(b)   The annual and quarterly financial statements listed in Sections 4.23(a)(i) and (ii) (collectively, the “Financial Reports”) will be prepared in accordance with IFRS.

(c)   In addition, the Issuers shall furnish to Holders, prospective investors and securities analysts, upon the requests of such Holders, prospective investors or securities analysts, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Exchange Act by Persons who are not “affiliates” under the Securities Act.

(d)   The Company shall also (i) post to a secure website any reports delivered to the Trustee; or (ii) make available copies of all reports furnished to the Trustee to an information agent that shall furnish the reports to the Holders, prospective investors and securities analysts upon request; provided that the Company shall be entitled to suspend compliance with its obligations under this sentence (A) if and so long as the Company or DHL files Exchange Act reports with the Commission or (B) if the Company determines it must do so to comply with its obligations under applicable securities laws, including in connection with the issuance and sale or potential issuance and sale of securities.

(e)   The Company shall also post the following information to such secure website, in a reasonably timely manner:

(i)   any financial statements, notices and other material information provided to any holder of any Subsidiary’s debt instruments with outstanding aggregate principal amounts equal to, or in excess of, $75.0 million (including, without limitation, the New DIFL Secured Notes and the Senior Credit Facility, other than “private-side” information provided to lenders under the Senior Credit Facility); and

(ii)   to the extent that the Company is required to have Minimum Consolidated Liquidity in connection with any proposed transaction, a reasonably satisfactory certification of the Company’s cash balance pro forma for such transaction (which may, for the avoidance of doubt be satisfied through the provision of the monthly reports contemplated by Section 4.23(a)(iv); provided that such report is delivered immediately prior to such transaction).

(f)   The Company will, (i) no later than 10 Business Days after providing to the Trustee any Financial Report, hold a call to discuss such Financial Report and the results of operations for the applicable reporting period. The Company will also maintain a website to which holders, prospective investors and securities analysts are given access, on which not later than the date by which the Financial Reports are required to be provided to the Trustee pursuant to Section 4.23(a), the Company (A) makes available such Financial Reports and (B) provides details about how to access on a toll-free basis the quarterly conference calls described above, and (ii) so long as a Default under this Indenture has occurred and is continuing, hold additional calls as reasonably requested by the beneficial holders of a majority aggregate principal amount of the Notes then outstanding. In addition, so long as a Default under the Indenture has occurred and is continuing, the Trustee shall furnish any reports provided to it by the Company pursuant to Section 4.23(a) above to Holders.

(g)   Notwithstanding the foregoing, the obligations set forth above may be satisfied with respect to any financial statements of the Company by furnishing (i) the applicable financial statements of the Company or any Parent Company or (ii) the Company or any Parent Company’s, as applicable, Form 10-K or 10-Q, (or Form 20-F or 6-K) as applicable, filed with the Commission or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(h)   No Financial Report required to be delivered pursuant to this Section 4.23 shall be required to include acquisition accounting adjustments relating to any permitted acquisition or other Investment to the extent it is not practicable to include any such adjustments in such Financial Report.

SECTION 4.24.   Maintenance of Rating. The Issuers shall use commercially reasonable efforts to cooperate with the Rating Agencies in obtaining a public corporate family rating, and a rating for the Notes from at least two (2) of the Rating Agencies within 45 days of the Issue Date, and shall use commercially reasonable efforts to cause the Notes and the corporate family to be continuously rated by at least two (2) Rating Agencies, but shall not be required to obtain any specific rating. The Issuers shall use commercially reasonable efforts to provide the Rating Agencies (at the Company’s sole expense) such reports, records and documents as each shall reasonably request to monitor or affirm such ratings, except to the extent the disclosure of any such document or any such discussion would result in the violation of any Issuer’s contractual or legal obligations; provided that the Issuers’ failure to obtain such a rating after using commercially reasonable efforts shall not constitute an Event of Default pursuant to Article Six hereof.

SECTION 4.25.   Limitation on Activities of the Company and DIFL US II.

(a)   The Company shall not (i) engage in any material activities or hold any material assets other than holding the Capital Stock of its Subsidiaries and those activities incidental thereto, (ii) incur any Debt or liabilities other than Debt and liabilities relating its obligations under the Notes, its guarantee of the Senior Credit Facility and any other Debt of any of its Subsidiaries, and any other obligations or liabilities incidental to its activities as a holding company, to the extent permitted pursuant to this Indenture (including under Section 4.06), and (iii) engage in any other activity, take any action or permit the occurrence of anything that is otherwise restricted or limited under Article Four.

(b)   DIFL US II shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (i) the issuance of its Capital Stock to the Company or any Wholly-Owned Subsidiary of the Company, (ii) the incurrence of Debt as a co-obligor under the Notes and Senior Credit Facility and (iii) activities incidental thereto. DIFL US II shall not, in a single transaction or through a series of related transactions, consolidate, amalgamate or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise Dispose of all or substantially all of its properties and assets to any other Person or Persons unless (i) at the time of, and immediately after giving effect to, any such transaction or series of transactions, either (A) DIFL US will be the continuing company or (B) the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, conveyance, transfer, lease or Disposition of all or substantially all its properties and assets on a consolidated basis has been made (x) will be a corporation or company duly incorporated and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia and (y) expressly assumes, by a supplemental indenture, DIFL US’ obligations under the Notes and this Indenture, and DIFL US’ obligations under of the Notes and this Indenture shall remain in full force and effect as so supplemented; (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of DIFL US or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred by DIFL US or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; (iii) to the extent that any of DIFL US’ or any Subsidiary’s property or assets would thereupon become subject to any Lien, the provisions of Section 4.07 are complied with; and (iv) DIFL US or the Surviving Entity, as applicable, shall have delivered to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or other Disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that this Indenture constitutes a legal, valid and binding obligation of the continuing Person, enforceable in accordance with their terms.

SECTION 4.26.   Change of Control Steps Plan. The Issuers shall use commercially reasonable efforts to assist with, and take any actions that may be necessary or desirable to facilitate, the implementation of the CoC Steps Plan including, if required, to transfer certain carve-out assets of entities controlled by DOB after the Issue Date to the Issuers, as contemplated by the CoC Steps Plan.

SECTION 4.27.   Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE Five

CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 5.01.   Consolidation, Merger and Sale of Assets.

(a)   The Company shall not, in a single transaction or through a series of related transactions, consolidate, amalgamate or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise Dispose of all or substantially all of the Company’s properties and assets to any other Person or Persons. The previous sentence shall not apply if:

(i)   at the time of, and immediately after giving effect to, any such transaction or series of transactions, either (A) the Company shall be the continuing corporation or (B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, conveyance, transfer, lease or Disposition of all or substantially all the properties and assets of the Company and its Subsidiaries on a consolidated basis has been made (the “Surviving Entity”):

(A)   will be a corporation or company duly incorporated and validly existing under the laws of Jamaica, Bermuda, The Cayman Islands, Barbados, St. Lucia, Trinidad & Tobago, Aruba, Curaçao, St. Vincent & Grenadines, Grenada, the United States of America, any state thereof, or the District of Columbia; and

(B)   will expressly assume, by a supplemental indenture, the Company’s obligations under the Notes and this Indenture, and the Notes and this Indenture will remain in full force and effect as so supplemented;

(ii)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred by the Company or such Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing;

(iii)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter fiscal period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Total Leverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) and its Subsidiaries (A) would be lower than such ratio prior to such transaction, or (B) lower than 4.3 to 1.0;

(iv)   [reserved];

(v)   any of the Company’s or any Subsidiary’s property or assets would thereupon become subject to any Lien, the provisions of Section 4.07 are complied with; and

(vi)   The Company or the Surviving Entity will have delivered to the Trustee an Officer’s Certificate (attaching the computations to demonstrate compliance with Section 5.01(a)(iii)) and an opinion of counsel of recognized standing, each stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or other Disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that this Indenture constitutes a legal, valid and binding obligation of the continuing person, enforceable in accordance with their terms.

The Issuers shall publish a notice of any consolidation, merger or sale of assets described above in accordance with Section 13.02.

SECTION 5.02.   Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of an Issuer in accordance with Section 4.25 and Section 5.01 of this Indenture, any Surviving Entity formed by such consolidation or into which such Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such Surviving Entity had been named as an Issuer herein; provided that such Issuer shall not be released from its obligation to pay the principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

ARTICLE Six

DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default.

(a)   “Event of Default,” wherever used herein, means any of the following events:

(i)   default for 30 days in the payment when due of any interest or any Additional Amounts on any Note ;

(ii)   default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(iii)   failure to comply with any covenant or agreement of the Company or of any Subsidiary that is contained in this Indenture (other than specified in Section 6.01(a)(i) and (ii)) and such failure continues for a period of 60 days or more after the receipt of written notice as specified in this Indenture;

(iv)   default under the terms of any instrument evidencing or securing the Debt of the Company or any Subsidiary having an outstanding principal amount in excess of $75.0 million individually or in the aggregate, if that default: (x) results in the acceleration of the payment of such Debt (or permits the holders thereof to accelerate such Debt), or (y) is caused by the failure to pay such Debt at final maturity thereof after giving effect to the expiration of any applicable grace periods and other than by regularly scheduled required prepayment, and such failure to make any payment has not been waived or the maturity of such Debt has not been extended;

(v)   [reserved];

(vi)   one or more final judgments, orders or decrees (not subject to appeal and not covered by insurance) shall be rendered against the Company or any Significant Subsidiary, either individually or in an aggregate amount, in excess of $50.0 million, and either a creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or there shall have been a period of 30 consecutive days or more during which a stay of enforcement of such judgment, order or decree was not (by reason of pending appeal or otherwise) in effect;

(vii)   the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of an Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging an Issuer or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of an Issuer or any Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of an Issuer or any Significant Subsidiary or of any substantial part of their respective properties or ordering the winding up or liquidation of their affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 100 consecutive days;

(viii)   (A) an Issuer or any Significant Subsidiary (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, (B) an Issuer or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of such Issuer or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or, (C) an Issuer or any Significant Subsidiary (x) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official of an Issuer or such Significant Subsidiary or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due;

(ix)   [reserved];

(x)   the occurrence of any default under the CoC Steps Plan caused by the Company, any Affiliate thereof, or any of its Subsidiaries, or DOB to the extent that (after giving effect to any applicable grace periods, waivers, extensions or other modifications to the CoC Steps Plan made in accordance with the terms thereof) the same permits any party to the Restructuring Support Agreement that is a beneficial holder of Notes to exercise any rights or remedies described in the Restructuring Support Agreement with respect to the CoC Steps Plan, including, if required by the CoC Steps Plan, the failure to use commercially reasonable efforts to facilitate the transfer of certain carve-out assets of entities controlled by DOB after the Issue Date to the Issuers, or the failure to take any other action required by the CoC Steps Plan, in each case, after giving effect to any applicable grace periods, waivers, extensions or other modifications to the CoC Steps Plan made in accordance with the terms thereof; or

(xi)   (A) the breach by DHL of any covenant or obligation in the Exit Preferred Shares, after giving effect to any applicable grace period, waiver, or modification thereunder, or

(B) the breach by DHL of any obligations with respect to the Specified Intercompany Loans (including any failure by DHL to contribute, or cause to be contributed, to DIFL within three Business Days all proceeds received by DHL in respect of the Specified Intercompany Loans after the Cash Cap Condition has been satisfied) and in each case of Section 6.01(a)(xi)(A) and (B), such breach or failure continues for a period of three Business Days or more after the receipt of written notice as specified in this Indenture.

SECTION 6.02.   Acceleration.

(a)   If an Event of Default (other than as specified in Section 6.01(a)(vii) or (viii) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, in the manner and to the extent provided in the Trust Indenture Act, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable.

(b)   If an Event of Default specified in Section 6.01(a)(vii) or (viii) occurs and is continuing with respect to the Company, then the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)   Upon the Notes becoming due and payable upon any Event of Default, whether automatically or by declaration, the entire unpaid principal amount of such Notes, plus, in each case, accrued and unpaid interest thereon, shall all be immediately due and payable.

(d)   At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuers and the Trustee, may rescind such declaration and its consequences if:

(i)   the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(A)   all overdue interest and Additional Amounts on all Notes then outstanding;

(B)   all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(C)   to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

(D)   all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)   all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(e)   If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.23 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.23 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

SECTION 6.03.   Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and shall proceed to protect and enforce the rights of the Holders consistent with Section 6.05. Such protection and enforcement shall be conducted by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights consistent with Section 6.05, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.04.   Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences. Notwithstanding anything to the contrary in this Indenture, no Holder nor the Trustee may waive any Default or Event of Default on behalf of another Holder, as applicable, in respect of:

(a) the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note; or

(b) a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Note outstanding.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.   Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:

(a) the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.   Limitation on Suits. No Holder has any right to institute any proceedings with respect to this Indenture or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request, and offered reasonable indemnity or security, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders in the case of any Event of Default, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

SECTION 6.07.   Unconditional Right of Holders To Receive Payment. Subject to the provisions of Section 9.01(c), but notwithstanding any other provision of this Indenture, the absolute and unconditional right of any Holder to receive payment of principal of, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   Collection Suit by Trustee.

(a)   The Issuers covenant that if default is made in the payment of:

(i)   any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii)   the principal of (or premium, if any, on) any Note at the Maturity thereof, the Issuers shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.07 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)   If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Notes, wherever situated.

SECTION 6.09.   Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD: to the Issuers, or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such record date, the Issuers shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.   Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

SECTION 6.12.   Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.   Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.   Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.15.   Record Date. The Issuers may set a record date (which need not be within the time limits otherwise prescribed by Section 316(c) of the Trust Indenture Act) for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04, 6.05 and 12.04. Such record date shall be the later of 5 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

SECTION 6.16.   Waiver of Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Seven

TRUSTEE

SECTION 7.01.   Duties of Trustee.

(a)   If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(b)   Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(c)   The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)   this subsection does not limit the effect of subsection (b) of this Section 7.01;

(ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it or a lack of direction received by it pursuant to Section 6.02, 6.03 or 6.05;

(d)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it; and

(f)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.   Certain Rights of Trustee.

(a)   Subject to Section 7.01 of this Indenture and Sections 315(a) through (d) of the Trust Indenture Act:

(i)   the Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(ii)   before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii)   the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v)   the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(vi)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(vii)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document or compliance or performance or any covenant or agreement in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers personally or by agent or attorney and shall not incur any additional liability or assume any additional obligations by reason of such further inquiry or investigation;

(viii)   the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(ix)   in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken;

(x)   the permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(xi)   delivery of reports, information and documents to the Trustee under Section 4.23 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xii)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(xiii)   the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(xiv)   the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(b)   The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.   Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent. However, the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act. For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act:

(a)   “Cash Transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)   “Self-Liquidating Paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 7.04.   Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and to authenticate the Notes. The Trustee shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

SECTION 7.05.   Reports by Trustee to Holders. Within 60 days after each November 15, beginning with November 15, 2024, the Trustee will mail to each Holder, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such November 15, if required by and in compliance with the requirements of Section 313(a) of the Trust Indenture Act, and file such reports with the Commission as required by Section 313(d) of the Trust Indenture Act. The Trustee shall mail to each Holder a brief report if and when required by, and in compliance with Section 313(b) of the Trust Indenture Act.

If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 15 Business Days after its occurrence. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders. Notice to Holders under this Section 7.05 will be given in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act.

SECTION 7.06.   [Reserved].

SECTION 7.07.   Compensation and Indemnity. The Issuers shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances or expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct or gross negligence on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim, whether asserted by the Issuers, any Holder or any other Person, or liability in connection with the execution and performance of any of its powers and duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve an Issuer of its obligations hereunder. The Issuers shall, at the Trustee’s sole discretion, defend the claim and the Trustee shall reasonably cooperate and may participate at the Issuers’ expense in such defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuers shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence, as determined by the final judgment of a court of competent jurisdiction.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to the Issuers or any Subsidiary, the expenses are intended to constitute expenses of administration under any applicable bankruptcy law.

The Issuers’ obligations under this Section 7.07 and any claim or lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuers’ obligations pursuant to Article Eight and any rejection or termination under any applicable bankruptcy law, and the termination of this Indenture.

SECTION 7.08.   Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time by so notifying the Issuers. Any Trustee that has resigned or has been removed shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting pursuant to the provisions of this Indenture.

If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Section 310(b) of the Trust Indenture Act, any Holder that satisfies the requirements of Section 310(b) of the Trust Indenture Act may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Further, if at any time: (1) the Trustee shall fail to comply with the provisions of the Trust Indenture Act (including, for the avoidance of doubt, Section 310(b) of the Trust Indenture Act) or Section 7.14 after written request therefor by the Issuers or by any Holder or then, in any such case, (i) the Issuers may remove the Trustee or (ii) subject to the Trust Indenture Act, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

The Trustee agrees to give the notices provided for in, and otherwise comply with, Section 310(b) of the Trust Indenture Act.

SECTION 7.09.   Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.10.   Eligibility; Disqualification. For so long as required by the Trust Indenture Act, there shall be a trustee under this Indenture. The Trustee shall at all times satisfy the requirements of and be eligible under to act as Trustee pursuant to Section 310(a) of the Trust Indenture Act (or shall be exempt therefrom or subject to an exception thereto). The Trustee shall at all times be a Person that is eligible pursuant to the Trust Indenture Act to act as such, that is organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities that shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

SECTION 7.11.   [Reserved].

SECTION 7.12.   Appointment of Co-Trustee.

(a)   It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.12 are adopted to these ends.

(b)   In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)   Should any instrument in writing from the Issuers be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by applicable law, on request, be executed, acknowledged and delivered by the Issuers; provided that if an Event of Default shall have occurred and be continuing, if the Issuers do not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuers to execute any such instrument in the Issuers’ name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)   Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)   all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)   no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e)   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)   Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by-law, without the appointment of a new or successors trustee.

SECTION 7.13.   [Reserved].

SECTION 7.14.   No Conflict of Interest. The Trustee represents to the Issuers that, to its actual knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee hereunder. If the Trustee has or shall acquire any conflicting interest, within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the Commission for the permission to continue as Trustee, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act (i) the Notes under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met and (ii) the Senior Credit Facility Obligations under the Senior Credit Facility. The Trustee represents and warrants to the Issuers that it has no other conflicting interest or material conflict of interest within the meaning of the Trust Indenture Act. A Trustee hereunder that has resigned shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

SECTION 7.15.   Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall comply with Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE Eight

DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.01.   Option To Effect Defeasance or Covenant Defeasance. The Issuers may, at their option by a resolution of their respective board of directors, at any time, with respect to the Notes, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth at Section 8.06 below, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (d) this Section 8.02. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuers exercise their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

SECTION 8.03.   Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall be released from their obligations under any covenant contained in Sections 4.04 through 4.11, 4.14, 4.16, 4.22 through 4.26, and 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04.   Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuers must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the Holders, cash in dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must (i) specify whether the Notes are being defeased to Maturity or to a particular redemption date; and (ii) if applicable, have delivered to the Trustee an Officer’s Certificate to redeem all of the outstanding Notes of such principal, premium, if any, or interest;

(b) in the case of an election under Section 8.02, the Issuers must have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03, the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee for the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to any of the Issuers’ securities;

(f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), this Indenture or any material agreement or instrument to which the Issuers or any Subsidiary is a party or by which the Issuers or any Subsidiary is bound; and

(g) the Issuers must have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuers will remain liable for such payments.

SECTION 8.05.   Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights under Section 2.06) when:

(a) the Issuers have irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose an amount in dollars or U.S. Government Obligations sufficient to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and the Issuers have delivered irrevocable instructions to the Trustee under this Indenture in the form of an Officer’s Certificate to apply the deposited money toward the payment of Notes at Maturity or on the Redemption Date, as the case may be and either:

 (i) all the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust as provided for in Section 8.07) have been delivered to the Trustee for cancellation; or

 (ii) all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuers’ name, and at the Issuers’ expense;

(b) the Issuers have paid or caused to be paid all sums payable by the Issuers under this Indenture; and

(c) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that:

 (i) all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied; and

 (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuers or any Subsidiary is a party or by which the Issuers or any Subsidiary is bound.

SECTION 8.06.   Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuers in Sections 2.02 through 2.14, 6.07, 7.07 and 7.08 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuers in Section 7.07 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.07.   Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuers’ obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.08.   Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in dollars or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited cash or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.09.   Repayment to Issuers. Subject to Sections 7.07, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published (a) in the Financial Times and The Wall Street Journal or another leading newspaper in each of London, England and New York, New York, as the case may be, and (b) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.10.   Indemnity for Government Securities. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such U.S. Government Obligations.

SECTION 8.11.   Reinstatement. If the Trustee or Paying Agent is unable to apply cash in dollars or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuers have made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE Nine

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Amendments, Supplements and Waivers.

(a)   Without the Consent of Holders.

The Issuers, when authorized by resolutions of their boards of directors (as evidenced by the delivery of such resolution to the Trustee), and the Trustee may modify, amend or supplement this Indenture, or the Notes without notice to or consent of any Holder to:

(i)   cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)   to provide for the assumption by a successor to an Issuer of the obligations of such Issuer under this Indenture and the Notes;

(iii)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv)   to secure the Notes;

(v)   to add guarantors of the Notes;

(vi)   to add to the covenants of any Issuer for the benefit of the holders or to surrender any right or power conferred upon any Issuer;

(vii)   to make any change that does not adversely affect the rights of any holder in any material respect (as determined in good faith by the Issuers);

(viii)   to evidence and provide the acceptance of the appointment of a successor trustee;

(ix)   to conform the text of this Indenture or the Notes to any provision of the section of the Proxy Statement entitled “Description of the New DML Unsecured Notes” to the extent that such provision in the section of the Proxy Statement entitled “Description of the New DML Unsecured Notes” was intended by the Issuer to be a verbatim recitation of a provision of this Indenture or the Notes, as applicable, as stated in an Officer’s Certificate;

(x)   as determined by the Trustee, to comply with any requirement of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act or otherwise in connection with the qualification of this Indenture under the Trust Indenture Act;

(xi)   to add to or change or eliminate any provision of this Indenture as shall be necessary in accordance with any amendments to the Trust Indenture Act.

(xii)   to effect any provision of this Indenture or to provide for the issuance of Additional Notes in accordance with, and if permitted by, the terms of and limitations set forth in the Indenture; and

(xiii)   in the event the PIK Notes are issued in certificated form, to establish minimum redemption amounts for certificated PIK Notes.

(b)   With Consent of Majority of Holders

Except as provided in Section 9.01(c) below and Section 6.04 and without prejudice to Section 9.01(a), the Issuers and the Trustee may with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or in exchange for the Notes):

(i)   modify, amend or supplement this Indenture or the Notes, or

(ii)   waive compliance by the Issuers with any provision of this Indenture or the Notes.

(c)   Without the Consent of Each Affected Holder

Without the consent of the Holder of each outstanding Note affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04 and an amendment, modification or supplement pursuant to this Section 9.01, may:

(i)   reduce the principal amount of Notes whose holders must consent to any amendment, supplement, or waiver of the provisions of this Indenture;

(ii)   reduce the rate of or extend the time for payment of interest on any Note;

(iii)   reduce the principal of or change the Stated Maturity of any Note;

(iv)   reduce the premium payable upon the redemption of any Note or change the dates on which any such premium is payable upon redemption as described under Section 3.01 and paragraph six of the Notes;

(v)   make any Note payable in money other than that stated in such Note;

(vi)   expressly subordinate the Notes to any other Debt of the Issuer or any Subsidiary;

(vii)   impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note; or

(viii)   make any change in the amendment provisions or in the waiver provisions which require each holder’s consent.

SECTION 9.02.   Form of Consent. The consent of the Holders is not necessary to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement or waiver.

SECTION 9.03.   Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.04.   Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.   Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, any Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if any Issuer so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

SECTION 9.06.   Payment for Consent. The Issuers shall not, and shall not permit any of their Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the provisions of this Indenture or any other Notes Document, unless, in each case, such consideration (which includes the opportunity to participate in any financing entered into in connection with such consent, waiver or amendment to the extent the financing is offered to any Holder of Notes as consideration for, or as an inducement to provide, such consent, waiver or amendment) is offered to all Holders of Notes on a ratable basis and otherwise on the same terms.

SECTION 9.07.   Notice of Amendment or Waiver. Promptly after the execution by the Issuers and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.01, the Issuers shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 13.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.

SECTION 9.08.   Trustee To Sign Amendments; Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity or security reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall be an expense of the Issuers.

ARTICLE Ten

[RESERVED]

ARTICLE Eleven

[RESERVED]

ARTICLE Twelve

HOLDERS’ MEETINGS

SECTION 12.01.   Purposes of Meetings. A meeting of the Holders may be called at any time pursuant to this Article Twelve for any of the following purposes:

(a) to give any notice to the Issuers or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article Nine;

(b) to remove the Trustee and appoint a successor trustee pursuant to Article Seven; or

(c) to consent to the execution of an indenture supplement pursuant to Section 9.01.

SECTION 12.02.   Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Issuers or the Holders calling the meeting, shall from time to time determine.

SECTION 12.03.   Call and Notice of Meetings.

(a)   The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in New York, New York or in such other city as determined by the Trustee pursuant to Section 12.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall, at the Issuers’ expense, be mailed to each Holder and published in the manner contemplated by Section 13.02(b).

(b)   In case at any time the Issuers, pursuant to a resolution of the board of directors, or the Holders of at least 10% in aggregate principal amount at Maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Issuers or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in New York, New York or in such other city as determined by the Issuers or the Holders pursuant to Section 12.02 for such meeting and may call such meeting to take any action authorized in Section 12.01 by giving notice thereof as provided in Section 12.01(a).

SECTION 12.04.   Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant record date set in accordance with Section 6.15 or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuers and their counsel.

SECTION 12.05.   Voting Rights, Conduct and Adjournment.

(a)   Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.

(b)   At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article Nine, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 12.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.

(c)   At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1.00 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.

SECTION 12.06.   Revocation of Consent by Holders at Meetings. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at Maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount at Maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuers, the Trustee and the Holders.

ARTICLE Thirteen

MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

SECTION 13.02.   Notices.

(a)   Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission addressed as follows:

(i)   if to the Issuers:

Digicel MidCo Limited
DIFL US II LLC
The Digicel Building
14 Ocean Boulevard
Kingston, Jamaica, W.I.
Facsimile: 441-278-7879
Attention: General Counsel

(ii)   if to the Trustee:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Facsimile: (302) 421-9137
Attention: Global Capital Markets

The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)   Notices to the Holders regarding the Notes shall be:

(i)   given by first-class mail and, in the case of notices given pursuant to Article Three, Section 4.09, Section 4.11, Article Five and Section 9.07, published (A) in a leading newspaper having general circulation in London (which is expected to be the Financial Times) and in New York (which is expected to be The Wall Street Journal); (B) through the newswire service of Bloomberg or any similar agency; or (C) published on the secured website referred to in Section 4.23; and

(ii)   in the case of certificated Notes, mailed to each Holder by first-class mail at such Holder’s address as it appears on the registration books of the Registrar.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)   If and so long as the Notes are listed on any securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange.

(d)   If and so long as the Notes are represented by Global Notes, notice to Holders, in addition to being given in accordance with Section 13.02(b) above, shall also be given by delivery of the relevant notice to the Depository for communication.

(e)   Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 13.03.   Communication by Holders with Other Holders. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuers and the Trustee shall comply with Section 312(b) of the Trust Indenture Act. and the Trustee shall provide to any Holder the information specified under Section 312 of the Trust Indenture Act with respect to other Holders as is required under, and subject to the terms of, the Trust Indenture Act. None of the Issuers nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 13.04.   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuers shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuers, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

SECTION 13.05.   Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 13.06.   Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.07.   Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.08.   Governing Law; Conflict with Trust Indenture Act. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Additionally, this Indenture, the Notes and each supplemental indenture shall be subject to the mandatory provisions of the Trust Indenture Act that are required to be part of this Indenture, the Notes or any supplemental indenture and shall, to the extent applicable and as not otherwise provided for herein or therein, as applicable, be governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the Notes or any supplemental indenture, the Trust Indenture Act provision shall control (and notwithstanding any provisions of this Indenture, the Notes or any supplemental indenture to the contrary).

For greater certainty, if and to the extent that, the Notes or any supplemental indenture or applicable law limits, qualifies or conflicts with the duties imposed by the mandatory provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in this Indenture, the Notes or any supplemental indenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture, the Notes or any supplemental indenture to the contrary, as applicable), the Trust Indenture Act shall control unless otherwise provided for herein or therein as to non-mandatory provisions of the Trust Indenture Act, as applicable. Each Issuer and the Trustee agree to comply with all mandatory provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture, the Notes and any supplemental indenture.

SECTION 13.09.   Jurisdiction. The Issuers agree that any suit, action or proceeding against the Issuers brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuers irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuers and may be enforced in any court to the jurisdiction of which the Issuers are subject by a suit upon such judgment; provided that service of process is effected upon the Issuers in the manner provided by this Indenture. Each of the Issuers has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York, 10011, or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuers hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuers agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuers. Notwithstanding the foregoing, any action involving the Issuers arising out of or based upon this Indenture or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

SECTION 13.10.   No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.11.   Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.   Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13.   Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14.   Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.15.   Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 13.16.   Counterparts. This Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture, the Notes and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture, the Notes or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee, Paying Agent, Transfer Agent or Registrar acts on any Executed Documentation sent by electronic transmission, it will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (i) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (ii) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee, Paying Agent, Transfer Agent and

Registrar shall each conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee. Paying Agent, Transfer Agent or Registrar acting on unauthorized instructions and the risk of interception and misuse by third parties.

SECTION 13.17.   USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Trustee are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Issuers and each Holder shall provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with such laws, rules, regulations and executive orders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

DIGICEL MIDCO LIMITED

By:
Name:
Title:

DIFL US II LLC

By:
Name:
Title:

[Signature Page - Senior Notes Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[To be included only in Rule 144A or Regulation S Notes – Restricted Notes Legend]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)  REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT;

(2)  AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS, IF THE ISSUERS SO REQUEST, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE U.S. SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)  AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE U.S. SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

No. ___

US$:
CUSIP No.
ISIN No:

DIGICEL MIDCO LIMITED
DIFL US II LLC

$[                ]

10.50% Senior Notes due 2028

Each of Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”) and DIFL US II LLC, a Delaware limited liability company (“DIFL US” and together the Company, the “Issuers”), for value received, jointly and severally, promises to pay to CEDE & CO. or registered assigns the principal sum of $   on May 25, 2028.

Interest Payment Dates: May 15 and November 15 of each year, commencing May 15, 2024, except for the last Interest Payment Date which will be May 25, 2028

Record Dates: May 1 and November 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated: [issue date], 2023

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by one of their respective duly authorized officers.

Dated: [issue date]

DIGICEL MIDCO LIMITED

By:
Name:
Title:

DIFL US II LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

10.50% Senior Notes due 2028

1.  Interest

Each of Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”) and DIFL US II LLC, a Delaware limited liability company (“DIFL US” and together with the Company, the “Issuers”), for value received promises to pay interest on the principal amount of this Note. From the Issue Date until the second anniversary of the Issue Date, the Notes will accrue interest at a rate of 10.50% per annum, payable semi-annually by increasing the principal amount of the outstanding Notes or by issuing Notes (such notes, “PIK Notes”) (rounded up to the nearest $1.00) (“PIK Interest”), having the same terms and conditions as the Notes (in each case, a “PIK Payment”). From and after the second anniversary of the Issue Date, the Issuers will have the option to pay interest on the Notes as PIK Interest or in cash and interest will be payable at a rate of 11.0% per annum if paid as PIK Interest and at a rate of 10.50% per annum if paid in cash; provided that the Issuers may elect to pay the interest in cash only if (i) the aggregate amount of unrestricted cash and Cash Equivalents at DIFL and the New DIFL Guarantors, calculated on a pro forma basis for such cash interest payment, would be at least $100.0 million, (ii) the interest on the loans outstanding under each of the Senior Credit Facility and the New DIFL Secured Notes has been paid in cash on the most recent interest payment dates, and (iii) either (a) the Consolidated Secured Leverage Ratio of DIFL and its consolidated subsidiaries, calculated on a pro forma basis for such cash interest payment, would not exceed 3.00 to 1.00 or (b) DIFL maintains a public corporate credit facility rating and a public corporate family rating of B2/B Stable or higher by at least two of the Ratings Agencies. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and they shall pay interest on other overdue amounts at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

The calculation of PIK Interest will be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate, and such calculation and the correctness thereof shall not be a duty or obligation of the Trustee.

The Issuer will pay cash interest on overdue installments of principal and interest at 1% per annum in excess of the above cash interest rate.

2.  Additional Amounts

(a)  All payments that the Issuers make under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Issuer is organized or is a resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If an Issuer is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, such Issuer will pay additional amounts in cash (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the Notes after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

(b)  Notwithstanding the foregoing, none of the Issuers will pay Additional Amounts to a Holder or beneficial owner of Notes:

 (i) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the Holder’s or beneficial owner’s present or former connection with the Relevant Taxing Jurisdiction (other than a connection arising by reason of the acquisition, ownership, holding or Disposition of the Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or the Indenture);

 (ii) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the Holder or beneficial owner of Notes, following any Issuer’s written request addressed to the Holder, to the extent such Holder or beneficial owner is legally entitled to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

 (iii) in respect of any Tax imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date of the indenture (or any amended or successor version of such sections that is substantively comparable), current or future Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of the indenture (or any amended or successor version described above), and any intergovernmental agreement (or related governmental regulations, rules or official administrative practices) implementing the foregoing;

 (iv) with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar Taxes;

 (v) if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had such Holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or sole beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole beneficial owner);

 (vi) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for whichever occurs later; and

 (viii) with respect to any combination of the items listed above.

The Issuers will (i) make such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Issuers will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Issuers, such other documentation that provides reasonable evidence of such payment by the Issuers.

(c)  At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuers will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Issuers shall promptly publish a notice in accordance with Section 13.02 stating that such Additional Amounts will be payable and describing the obligations to pay such amounts.

In addition, the Issuers will pay any present or future stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, registration or delivery of the Notes or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes and/or any other such document or instrument.

(d)  The foregoing provisions shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any Surviving Entity (as defined in Section 5.01(a)(i)) is organized or resident for tax purposes or any jurisdiction from or through which payment is made by such Surviving Entity.

(e)  Whenever the Indenture or the Notes refer to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall be deemed to include mention of the payment of Additional Amounts or indemnification payments as described hereunder, to the extent that in such context Additional Amounts or indemnification payments are, were or would be payable in respect thereof pursuant to Section 4.12 of the Indenture.

(f)  The Issuers, jointly and severally, will indemnify and hold harmless the Holders of Notes, and, upon written request of any Holder of Notes, reimburse such Holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder in connection with payments made under or with respect to the Notes held by such Holder; and (ii) any Taxes levied or imposed by a Relevant Taxing Jurisdiction with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the eligible Holder of the Notes would not have been eligible to receive payment of Additional Amounts hereunder or to the extent such Holder received Additional Amounts with respect to such payments.

3.  Method of Payment

The Issuers shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuers shall pay principal and interest (except for PIK Interest in accordance with paragraph 1 of this Note) in dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuers by check mailed to the Holder.

Notwithstanding anything to the contrary herein, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption or repurchase of Notes shall be made solely in cash.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Global Notes, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Notes to the Paying Agent.

4.  Paying Agent and Registrar

Initially, Wilmington Savings Fund Society, FSB or one of its affiliates will act as Paying Agent and Registrar. An Issuer or any of its Affiliates may act as Paying Agent (except as otherwise described in the Indenture), Registrar or co-Registrar.

5.  Indenture

The Issuers issued the Notes under an indenture dated as of [issue date], 2023 (the “Indenture”), among the Issuers and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Terms defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the U.S. Securities Act and not defined herein have the meanings ascribed thereto in the Trust Indenture Act and in the U.S. Securities Act, as applicable. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Additionally, this Note is subject to the provisions of the Trust Indenture Act that are required to be part of this Note and is, to the extent applicable, governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Note, the Trust Indenture Act provision shall control (and notwithstanding any provisions of the Indenture, any supplemental indenture or this Note to the contrary).

The Notes are senior unsecured obligations of the Issuers and are issued in an initial aggregate principal amount at Maturity of $[principal amount]. The Indenture imposes certain limitations on the Issuers and their Affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of stock, the payment of dividends and other payment restrictions affecting the Company and its Subsidiaries, the sale of assets, transactions with and among Affiliates of the Subsidiaries, change of control and Liens.

This Note is one of a duly authorized issue of notes of the Issuers designated as their 10.50% Senior Notes due 2028. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture.

6.  Optional Redemption

At any time, upon not less than 15 nor more than 60 days’ notice, the Issuers may, subject to compliance with the covenants contained in the Indenture, on any one or more occasions, redeem all or a portion of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date.

7.  Notice of Redemption

Notice of redemption will be mailed by first-class mail postage prepaid, at least 15 days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register, except that a redemption notice may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any equity offering, a refinancing transaction or any other corporate transactions. If this Note is in a denomination larger than $1.00 of principal amount at Maturity it may be redeemed in part but only in integral multiples of $1.00 at Maturity. In the event of a redemption of less than all of the Notes, the Notes for redemption will be chosen by the Trustee in accordance with the provisions of the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the applicable Paying Agent on or before the Redemption Date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after such Redemption Date.

8.  Repurchase at the Option of Holders

The Notes may be the subject of an offer to purchase, as further described in the Indenture.

9.  Denominations

The Notes are in denominations of $1.00 and integral multiples of $1.00 of principal amount at Maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar shall require a Holder, among other things, to furnish appropriate endorsements and transfer documents and may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

10.  Unclaimed Money

All moneys paid by the Issuers to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuers, subject to applicable law and notification requirements, and the Holder of such Note thereafter may look only to the Issuers for payment thereof.

11.  Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers irrevocably deposits with the Trustee dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or Maturity, as the case may be.

12.  Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of less than 100% in principal amount of the outstanding Notes as described in the Indenture. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not materially adversely affect the interests of the Holders.

13.  Defaults and Remedies

The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuers and the registered Holders, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the provisions of the Indenture.

14.  Trustee Dealings with the Issuers

Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

15.  No Recourse Against Others

A director, officer, employee, or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.  Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  ISIN and CUSIP Numbers

The Issuers may have caused ISIN or CUSIP numbers to be printed on the Notes and directed the Trustee to use such ISIN or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Digicel MidCo Limited
DIFL US II LLC
The Digicel Building
14 Ocean Boulevard
Kingston, Jamaica, W.I.
Attention: General Counsel

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

  (Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Your Signature:

__________________________________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

__________________________________________________________

(Participant in a recognized signature guarantee medallion program)

Date: ______________________

Certifying Signature:

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)	☐	to any Subsidiary; or
(2)	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933; or
(3)	☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or
(4)	☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or
(5)	☐	such transfer is being made to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements, in the form which is attached to the Indenture; or

(6)	☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (4) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; if box (5) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) and such transferee has furnished to the Trustee a signed letter containing certain representations and agreements, in the form which is attached to the Indenture; and if box (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers reasonably request to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

Certifying Signature: Date:

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of $1.00 or any multiple of $1.00 in excess thereof) to be purchased:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Registrar

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL NOTE/IAI GLOBAL NOTE TO REGULATION S GLOBAL NOTE.[2]

(Transfers pursuant to § 2.06(b)(ii) of the Indenture)

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attn: Global Capital Markets
Facsimile: (302) 421-9137

Wilmington Savings Fund Society, FSB, as Transfer Agent
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attention: Global Capital Markets
Facsimile: (302) 421-9137

Re: 10.50% Senior Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture dated as of [issue date], 2023 (the “Indenture”) among Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”), DIFL US II LLC, a Delaware limited liability company (“DIFL US” and together with the Company, the “Issuers”), and Wilmington Savings Fund Society, FSB, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $____________ aggregate principal amount of Notes that are held as a beneficial interest in the form of the [Restricted Global Note][IAI Global Note](ISIN No. [  ]; CUSIP No. [  ]) with the Depository in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (ISIN No. [  ]; CUSIP No. [  ]).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)  with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

 (i)  the offer of the Notes was not made to a person in the United States;

 (ii)  either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States or; (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States

2  If the Note is a Definitive Note, appropriate changes need to be made to the form of this transfer certificate.

B-1

 (iii)  no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

 (iv)  the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

 (v)  the Transferor is not an Issuer, a distributor of the Notes, an affiliate of the Issuers or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)  with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Issuers and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attn:

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE/IAI GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(iii) of the Indenture)

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attn: Global Capital Markets
Facsimile: (302) 421-9137

Wilmington Savings Fund Society, FSB, as Transfer Agent
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attention: Global Capital Markets
Facsimile: (302) 421-9137

Re: 10.50% Senior Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture dated as of [issue date], 2023 (the “Indenture”) among Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”), DIFL US II LLC, a Delaware limited liability company (“DIFL US” and together with the Company, the “Issuers”), and Wilmington Savings Fund Society, FSB, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $___________ aggregate principal amount at Maturity of Notes that are held in the form of the [Regulation S Global Note][IAI Global Note] with the Depository (ISIN No. [  ]; CUSIP No. [  ]) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (ISIN No. [  ]; CUSIP No. [  ]).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW

☐	the Transferor is relying on Rule 144A under the Securities Act for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a QIB as defined in Rule 144A that purchases for its own account

☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act

C-1

You, the Issuers and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attn:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE/REGULATION S GLOBAL NOTE TO IAI GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(iv) of the Indenture)

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attn: Global Capital Markets
Facsimile: (302) 421-9137

Wilmington Savings Fund Society, FSB, as Transfer Agent
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attention: Global Capital Markets
Facsimile: (302) 421-9137

Re: 10.50% Senior Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture dated as of [issue date], 2023 (the “Indenture”) among Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”), DIFL US II LLC, a Delaware limited liability company (“DIFL US” and together with the Company, the “Issuers”), and Wilmington Savings Fund Society, FSB, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $___________ aggregate principal amount at Maturity of Notes that are held in the form of the [Restricted Global Note]/[Regulation S Global Note] with the Depository (ISIN No. [  ]; CUSIP No. [  ]) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the IAI Global Note (ISIN No. [  ]; CUSIP No. [  ]).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

(a)   the Notes are being transferred to an institutional “accredited investor” as defined in Rule 501(a)((1), (2), (3) or (7) under the Securities Act of 1933, as amended; and

(b)   the Transferor has procured and furnished to the Trustee a signed letter from the transferee substantially in the form of Annex I to this Transfer Certificate containing certain representations and agreements, and if applicable, an Opinion of Counsel.

You, the Issuers and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attn:

ANNEX I TO EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING ACCREDITED INVESTOR

(Transfers pursuant to § 2.06(b)(iv) of the Indenture)

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attn: Global Capital Markets
Facsimile: (302) 421-9137

Wilmington Savings Fund Society, FSB, as Transfer Agent
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
(302) 888-7420
Attention: Global Capital Markets
Facsimile: (302) 421-9137

Re: 10.50% Senior Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture dated as of [issue date], 2023 (the “Indenture”) among Digicel MidCo Limited, an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”), DIFL US II LLC, a Delaware limited liability company (“DIFL US” and together with the Company, the “Issuers”), and Wilmington Savings Fund Society, FSB, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed purchase of $___________ aggregate principal amount of a beneficial interest in a [Restricted Global Note][Regulation S Global Note] we confirm that:

1.  We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Issuers, (b) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person whom we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer, in each case, to whom notice is given that the offer, resale, pledge or other transfer is being made in reliance on Rule 144A, (c) to non-U.S. persons in offshore transactions in accordance with Rule 904 of Regulation S under the Securities Act, (d) pursuant to Rule 144 under the Securities Act, (e) pursuant to an effective registration statement under the Securities Act or (f) in any other transaction that does not require registration under the Securities Act, and we further agree to provide to any person purchasing the beneficial interest in a Global Note from us in a transaction meeting the requirements of any of clauses (a) through (f) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.  We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

6.  We are acquiring a minimum principal amount of $250,000 of the Notes for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act.

You, the Issuers and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attn:

D-4